**IN THE UNITED STATES BANKRUPTCY COURT**
**SOUTHERN DISTRICT OF TEXAS**
**VICTORIA DIVISION**

| | | |
|---|---|---|
| In re: | § | Chapter 11 |
| | § | |
| BPZ Resources, Inc., | § | Case No.: 15-60016 (DRJ) |
| | § | |
| Debtor. | § | |

**DEBTOR'S EMERGENCY MOTION PURSUANT TO 11 U.S.C. §§ 105(A) AND 363 AND BANKRUPTCY RULES 2002 AND 6004 FOR ORDERS (I) (A) APPROVING BIDDING PROCEDURES AND NOTICE PROCEDURES RELATED TO THE PROPOSED SALE OF ASSETS AND (B) SCHEDULING A HEARING ON APPROVAL OF THE PROPOSED SALE OF ASSETS; (II) APPROVING THE SALE OF ASSETS FREE AND CLEAR OF CLAIMS AND LIENS; (III) AUTHORIZING THE DEBTOR TO TAKE CERTAIN CORPORATE ACTIONS TO PURCHASE THE TURBINE ASSETS AND (IV) GRANTING RELATED RELIEF**

**NOTICE UNDER BLR 9013-1(B) AND 9013-1(I)**

THIS MOTION SEEKS AN ORDER THAT MAY ADVERSELY AFFECT YOU. IF YOU OPPOSE THE MOTION, YOU SHOULD IMMEDIATELY CONTACT THE MOVING PARTY TO RESOLVE THE DISPUTE. IF YOU AND THE MOVING PARTY CANNOT AGREE, YOU MUST FILE A RESPONSE AND SEND A COPY TO THE MOVING PARTY. YOU MUST FILE AND SERVE YOUR RESPONSE WITHIN 21 DAYS OF THE DATE THIS WAS SERVED ON YOU. YOUR RESPONSE MUST STATE WHY THE MOTION SHOULD NOT BE GRANTED. IF YOU DO NOT FILE A TIMELY RESPONSE, THE RELIEF MAY BE GRANTED WITHOUT FURTHER NOTICE TO YOU. IF YOU OPPOSE THE MOTION AND HAVE NOT REACHED AN AGREEMENT, YOU MUST ATTEND THE HEARING. UNLESS THE PARTIES AGREE OTHERWISE, THE BANKRUPTCY COURT MAY CONSIDER EVIDENCE AT THE HEARING AND MAY DECIDE THE MOTION AT THE HEARING.

REPRESENTED PARTIES SHOULD ACT THROUGH THEIR ATTORNEYS.

** A HEARING ON THIS MOTION HAS BEEN SCHEDULED FOR FRIDAY, JUNE 12, 2015 AT 9:00 AM (HOUSTON TIME) IN COURTROOM 400 AT THE BANKRUPTCY COURT LOCATED AT 515 RUSK AVENUE HOUSTON, TEXAS 77002.

IF YOU OBJECT TO THE REQUESTED RELIEF OR IF YOU BELIEVE THAT THE EMERGENCY CONSIDERATION IS NOT WARRANTED, YOU SHOULD FILE AN IMMEDIATE RESPONSE.

TO THE HONORABLE DAVID R. JONES, UNITED STATES BANKRUPTCY JUDGE:

The debtor and debtor-in-possession in the above-captioned case (the "Debtor", and together with its direct and indirect subsidiaries, the "Company") files the *Debtor's Emergency Motion Pursuant to 11 U.S.C. §§ 105(a) and 363 and Bankruptcy Rules 2002 and 6004 for Orders (I) (A) Approving Bidding Procedures and Notice Procedures Related to the Proposed Sale of Assets and (B) Scheduling a Hearing on Approval of the Proposed Sale of Assets; (II) Approving the Sale of Assets Free and Clear of Claims and Liens; (III) Authorizing the Debtor to Take Certain Corporate Actions to Purchase the Turbine Assets and (IV) Granting Related Relief* (the "Motion"). In support of the Motion, the Debtor respectfully submits the following:

## BASIS FOR EMERGENCY RELIEF

1. As set forth more fully herein, since the filing of this Chapter 11 case (the "Chapter 11 Case"), the Debtor and its advisors have been in negotiations with various parties in an effort to obtain sufficient committed postpetition financing or an acceptable stalking horse bid for its assets. Although several parties expressed interest in a transaction, as of the filing of this Motion, the parties were not able to reach such an agreement. The Debtor has continued to negotiate with interested parties, including throughout the weekend leading up to the filing of this Motion, in hopes of filing a motion including such financing or a stalking horse agreement.

2. The Debtor has determined that it could wait no longer to file this Motion because, as set forth more fully below, PRE (as defined below) has now declared a default under the JOA (as defined below). As a result, the Debtor must now move quickly to consummate a sale within less than three weeks to prevent the deterioration of its assets. To consummate a

value-maximizing transaction in such a rapid timeframe, the Debtor seeks approval to start its bidding and sale process immediately, as every day that passes will make the process more truncated in the face of the pending JOA default.

## PRELIMINARY STATEMENT

3. The Debtor is a holding company that, through its non-debtor subsidiaries, is primarily engaged in the exploration, development and production of oil and gas in Peru. Since its inception, the Company has been dependent on continuous infusions of capital to finance the exploration and development of its oil and gas properties. To date, nearly $800 million in debt and equity has been invested in the Company's assets, and significant additional capital would be required to develop those assets to their full potential. In particular, the Company is required, on a monthly basis, to spend millions of dollars in developmental capital expenditures, which are paid through "cash calls" under the JOA through which it operates its assets located in Peru.

4. This Chapter 11 Case was commenced in an effort to recapitalize and restructure the Debtor to allow the Company to continue the exploration and development of its assets for the benefit of all of its stakeholders. Unfortunately, given the current market pricing for oil and gas and the effect that such pricing climate has had on access to capital markets for oil and gas projects in the development stages—and notwithstanding an exhaustive search by the Debtor and its professionals—the Debtor has been unable to attract the amount of new capital necessary to recapitalize the business. As a result, the Company's liquidity position has become such that although the Debtor can satisfy the pending cash call obligation without additional financing, the Debtor would not likely have enough cash to make any future cash calls. Because a failure to pay any cash calls could result in a default under the JOA, the Debtor would receive little benefit from making the pending cash call without continuing to pay the cash calls going forward.

5. Additionally, given the Debtor's current liquidity position, paying the pending cash call would likely leave the Company with little cash and, absent further funding or a sale transaction, even an orderly wind down would be difficult. Reluctantly, the Debtor's board of directors elected not to make the pending cash call payment and has determined that it is in the best interest of the Debtor's estate, subject to the approval of this Motion, to commence an expedited sale process of the Debtor's assets. This determination was made by the Debtor in consultation with the official committee of unsecured creditors (the "Committee").

6. As more fully set forth below, the Debtor seeks: (i) approval of certain bidding and notice procedures related to an expedited sale of the Debtor's assets, and (ii) ultimate approval of such sale following a Sale Hearing (defined below). Additionally, the Debtor seeks authority to take such actions (either through board or management action, as appropriate) that are reasonable and necessary to permit the Debtor to purchase the Turbine Assets (as defined below), currently owned by its subsidiary, for the ultimate benefit of the Debtor's stakeholders. The Debtor submits the foregoing provides the Debtor with the best opportunity to maximize the value of its assets and is in the best interest of all stakeholders under the circumstances.

## JURISDICTION AND VENUE

7. This Court has jurisdiction over this matter pursuant to 28 U.S.C. §§ 157 and 1334, and the General Order of Reference from the United States District Court for the Southern District of Texas, dated as of May 24, 2012. This is a core proceeding pursuant to 28 U.S.C. § 157(b)(2), and the Court may enter a final order consistent with Article III of the United States Constitution.

8. Venue is proper in this Court pursuant to 28 U.S.C. §§ 1408 and 1409. The statutory and legal predicates for the relief sought herein are sections 105(a) and 363 of title 11

of the United States Code, 11 U.S.C. §§ 101 et seq. (the "Bankruptcy Code"), Rules 2002, 6004, 9007, and 9014 of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules").

## PROCEDURAL BACKGROUND

9. On March 9, 2015 (the "Petition Date"), the Debtor filed a voluntary petition for relief in this Court under the Bankruptcy Code.

10. The Debtor continues to operate its business as debtor-in-possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. No request has been made for the appointment of a trustee or an examiner.

11. On April 14, 2015, the United States Trustee for the Southern District of Texas (the "U.S. Trustee") appointed the Committee pursuant to section 1102 of the Bankruptcy Code.

## BACKGROUND

### A. *General Background*

12. The Debtor is a Texas corporation, which was incorporated in 2007, is headquartered in Houston, Texas, and maintains an office in Victoria, Texas. Through its non-debtor subsidiaries, the Debtor also maintains offices in Lima and Tumbes, Peru and Quito, Ecuador. The Debtor is a holding company and engages in limited business operations in the United States. Through its subsidiaries, the Debtor is primarily engaged in the exploration, development and production of oil and natural gas in Peru. The business operations of the Debtor are primarily technical, administrative and compliance related.

### B. *Licenses*

13. The Debtor, through its non-debtor subsidiary, BPZ Exploración & Producción S.R.L. ("BPZ E&P"), has four license contracts for the exploration and production of hydrocarbons covering approximately 2.2 million acres in northwest Peru and in the coastal waters off the northwest coast of Peru. The Company's license contracts cover four properties,

referred to as "blocks". Block Z-1 is located in the coastal waters off the northwest coast of Peru; Block XIX, Block XXII and Block XXIII (collectively, the "Onshore Blocks") are located onshore in northwestern Peru. The Debtor maintains a 51% working interest in Block Z-1 through a joint venture. The Debtor maintains a 100% working interest in each of the Onshore Blocks.

14. The Company's rights to explore and produce hydrocarbons in Block Z-1 are subject, generally, to the Peruvian hydrocarbon laws and specifically, a license contract (the "Block Z-1 License") between BPZ E&P and Perupetro S.A. ("Perupetro"), a corporation owned by the Peruvian government empowered to enter into contracts for the exploration and/or exploitation of hydrocarbons in Peru. The Block Z-1 License was signed in November 2001 and, among other things, requires specified exploration obligations in defined time periods. Commercial production in Block Z-1 commenced in 2010. The Debtor has guaranteed the current exploration obligation under the Block Z-1 License. Block Z-1 is currently in the exploitation phase of the contract.

C. *The JOA*

15. In April 2012, the Company formed an unincorporated joint venture with a subsidiary of Pacific Rubiales ("PRE") to explore and develop Block Z-1. PRE provides certain technical and operating services to the joint venture, as set forth in a joint operating agreement between the parties (the "JOA"). Block Z-1 development is determined and supervised by a joint operating committee that includes representatives from PRE and the Company. Decisions regarding budgeting capital expenditures require unanimous consent between BPZ E&P and PRE. Once certain capital expenditures are approved, the JOA requires that each party fulfill its expenditure obligations or be subject to certain penalties.

16. Under the JOA, the operating costs and capital expenditures related to the operation and development of Block Z-1 are funded by "cash calls" (each, a "Cash Call") on the parties to the joint venture that require satisfaction of each party's proportional share of costs and capital expenditures on monthly basis. BPZ E&P's obligations to make payments on account of Cash Calls under the JOA have historically been funded by the Debtor and its subsidiaries.

*D. The Offshore Production*

17. Block Z-1 is currently the Company's only revenue-producing property. As of April 22, 2015, Block Z-1 was producing approximately 2,206 barrels of oil per day net to the Debtor's interest. Block Z-1 currently has two producing oil fields, Corvina and Albacora. Corvina currently has thirteen (13) producing oil wells operated off of two platforms. Albacora currently has six (6) producing wells operated off of one platform. The daily production rates at both Corvina and Albacora are subject to fluctuation given the small number of wells in each field. Production from the fields at Block Z-1 is transported by tanker to the Perupetro refinery in Talara, Peru. Block Z-1 also contains non-producing prospects and leads that are currently under exploration.

*E. The Onshore Blocks*

18. The rights to explore and produce hydrocarbons in the Onshore Blocks are similarly subject to Peruvian hydrocarbon laws and specifically, to separate license contracts between the Company and Perupetro. The Block XIX contract was signed in December 2003 and the Blocks XXII and XXIII contracts were signed in November 2007. The Onshore Blocks are currently in the exploration phase and are not producing revenue.

*F. Other Assets*

19. In addition to the foregoing, the Company owns various other assets, including certain marine barges, owned by BPZ Marine Peru S.R.L., and three GE LM 6000 PD Sprint 45

megawatt turbines (the "Turbine Assets"), owned by Empresa Electrica Nueva Esperanza, S.R.L. ("EENE"). The Company, through an Ecuadorian branch of a non-debtor subsidiary, SMC Ecuador, Inc., also owns a 10% non-operating net profits interest in an oil and gas producing property located in the southwest region of Ecuador (the "Ecuador Property").

G. *Debtor's Marketing Efforts*

20. Prior to the Petition Date, the Debtor and its advisors undertook a marketing process with respect to strategic alternatives and financing options for the Company. In connection with the prepetition process, Houlihan Lokey Capital, Inc. ("Houlihan"), the Debtor's investment banker, contacted a targeted list of more than 60 potentially interested investors, including both domestic and international strategic and financial investors. Several of the parties contacted entered into non-disclosure agreements with the Company to further explore a potential strategic transaction. At the same time, the Debtor engaged in negotiations with a group of holders of the Debtor's convertible notes (the "Ad Hoc Group") regarding financing and recapitalization options.

21. Following the filing of this Chapter 11 Case, the Debtor and its advisors continued discussions and negotiations with the intent of finding the best available value-maximizing transaction for the Debtor, whether a financing or sale, or combination of both. Faced with continuing Cash Calls under the JOA, and depleting cash, the Debtor, with the assistance of its advisors, furthered its efforts to solicit offers for postpetition financing. In seeking such financing, through its advisors, the Debtor contacted approximately 35 parties, including alternative funding sources in addition to the Ad Hoc Group. As a result of this process, the Debtor received non-binding proposals for debtor-in-possession financing from various parties, some of which contemplated that the proposed lender(s) would become a

stalking horse bidder in the event of a sale of the Debtor's assets. The Debtor engaged in substantial negotiations with the various parties regarding the terms of potential financing and/or transactions, but after weeks of negotiations, the Debtor was unable to reach an agreement with any of the parties as of the filing of this Motion.

*H. The April Cash Call and Default Notice*

22. To preserve the value of the Company's assets, during the marketing process and financing solicitation, the Debtor had been timely making its Cash Call payments as required by the JOA. Under the JOA, each partner has fifteen (15) days to satisfy a properly documented Cash Call. To the extent a joint venture party does not timely satisfy a required Cash Call payment, such party may be in default under the JOA. If a notice of default is provided, the party in default has five (5) business days to cure such default.

23. Since the Petition Date, and in accordance with the terms of the cash management orders [Dkt. Nos. 36, 90] entered in this Chapter 11 Case, the Debtor has made the Cash Call payments for February and March, which were due on March 25, 2015 and April 29, 2015, respectively, totaling approximately $28 million. Pursuant to the JOA, on May 12, 2015, the Debtor received a request from PRE for a Cash Call payment for April in the amount of approximately $9.8 million (the "April Cash Call").

24. The April Cash Call was due by its terms on May 27, 2015. Although the Debtor has sufficient cash to satisfy the April Cash Call, given the Company's liquidity position and lack of postpetition financing, the Debtor would be unable to make any additional Cash Call payments going forward. Accordingly, the Debtor, in consultation with the Committee, determined it was in the best interest of the estate not to make the April Cash Call payment when due. On May 28, 2015, the Debtor received a notice of default under the JOA from PRE (the

"Default Notice"). Pursuant to the Default Notice, the last day for the Debtor to cure the default relating to the April Cash Call was June 5, 2015.[1] Under the JOA, five (5) business days after receipt of a Default Notice, the Debtor (through its subsidiaries), would be subject to certain penalties. Additionally, if the default is not cured within thirty (30) days after receipt of the Default Notice, PRE may be able to foreclose on BPZ E&P's JOA interest.[2]

25. Despite its best efforts, the Debtor has been unable to obtain postpetition financing or a stalking horse bidder for its assets as of the filing of this Motion. Given that there are significant demands on the Debtor's cash and the prospects of its assets are further deteriorating, the Debtor has determined in its business judgment to undertake a rapid sale of its assets. The Debtor does not believe that it would be a proper exercise of its business judgment to continue to deplete estate assets to fund the costs associated with maintaining the business operations (including the Cash Calls) given the significant challenges described above.

## THE PROPOSED ACTIONS

### A. *Sale of the Assets*

26. The Debtor has determined that it is in the best interest of the estate to undertake a rapid sale process (the "Sale Process") for its assets. By this Motion, the Debtor seeks approval from this Court to solicit bids for the equity interests of its direct subsidiaries (the "Equity Interests"), which through additional subsidiaries, own the Debtor's oil and gas assets located in Peru. While the proposed sale contemplates a purchase of the Equity Interests, to encourage bidders to submit bids, the proposed Sale Process will permit potential bidders to bid for any combination of the assets of the Debtor or its subsidiaries (other than the Turbine Assets) (the

[1] The Debtor disputes that there is a valid default under the JOA with respect to the April Cash Call and reserves all rights with respect thereto.

[2] The Debtor does not concede that PRE may foreclose within 30 days, and reserves the right to challenge any such actions.

assets purchased in the sale, the "Purchased Assets").[3] To the extent the Sale Process results in a proposed transaction that the Debtor believes is in the best interest of its creditors and its estate, the Debtor will then ask the Court to hold a sale hearing (the "Sale Hearing") and approve the sale of the Purchased Assets (the "Sale").

27. The Debtor's interest in the JOA and the offshore blocks it controls is one of its most valuable assets. Because of the lack of committed postpetition financing and the Debtor's election to not timely make the April Cash Call, PRE has declared a default with respect to BPZ E&P's obligations under the JOA and may seek to invoke the remedial provisions of the JOA. Consequently, if it wishes to run a meaningful Sale Process, the Debtor must conduct a sale on an expedited timeline that provides for a closing prior to June 27, 2015.[4]

28. To effectuate a sale closing prior to June 27, 2015 and provide sufficient time for the Debtor to run a meaningful and value-maximizing sale process, the Debtor requests the authority to commence the process immediately. Accordingly, as set forth in the Bidding Procedures attached hereto, the Debtor proposes: (a) the entry of the Bidding Procedures Order as soon as reasonably practicable, (b) a Bid Deadline of June 19, 2015; (c) an auction date of June 23, 2015; and (d) the entry of the Sale Order by no later than June 25, 2015. While such a timeline is compressed, it is appropriate under the circumstances because of the Debtor's need to prevent any further erosion of the value of the estate and given that multiple potentially interested parties continue to evaluate a bid for the assets.

[3] As described more fully below, the Debtor intends to market and sell the Turbine Assets pursuant to a separate process.

[4] As set forth above, the Debtor does not concede that PRE may take such actions in such a time period (if at all), but a potential purchaser would likely require a sale to close prior to PRE taking such actions.

29. The Debtor believes that the procedures proposed herein with respect to the Auction, which allows for a sale of its assets, are the best way to maximize value for the Debtor's estate, its creditors and stakeholders.

*B. The Turbine Asset Purchase*

30. Additionally, and in an effort to consolidate its assets and provide maximum distributions to creditors, the Debtor seeks to repurchase the Turbine Assets from its subsidiary. The Turbine Assets, which were purchased for approximately $52 million using the Debtor's funds, are of significant value to the Company. The Debtor seeks approval of a transaction (the "Turbine Asset Purchase"), pursuant to which the Debtor, through its corporate structure, would acquire the Turbine Assets from EENE as repayment for the intercompany debt owed by EENE to the Debtor, through its subsidiary structure, on account of funds loaned to EENE to purchase the Turbine Assets. The amount of such repayment will be based on the fair market value of the Turbine Assets, which will be informed by recent transactions for similar units and the Company's marketing efforts with respect to the Turbine Assets. The Debtor believes that repurchasing the Turbine Assets is in the best interest of the estate and will allow the Debtor to maximize the value of such assets.

31. Following the Turbine Asset Purchase, the Debtor will seek to sell the Turbine Assets pursuant to a subsequent sale process.

*C. The Proposed Bidding Procedures*

32. In order to optimally and expeditiously solicit, receive, and evaluate bids in a fair and open manner, the Debtor has developed and proposed bidding procedures to govern the Sale (the "Bidding Procedures"), which are annexed as Exhibit 1 to the Bidding Procedures Order attached hereto as **Exhibit A** (the "Bidding Procedures Order"). Although the Bidding

Procedures are structured to govern a sale of the Equity Interests, the Debtor intends to accept bids for the purchase of any combination of the Company's assets. To the extent that such combination bids are received by the Debtor, such bids will also be governed by the Bidding Procedures set forth below. Bidding Procedures are designed to encourage all entities to put their best bids forward as timely as possible and to maximize the value of the Debtor's assets. Pursuant to this Motion, the Debtor is requesting approval of the Bidding Procedures and entry of the Bidding Procedures Order. The material terms of the Bidding Procedures are as follows:[5]

(a) **Qualification as Bidder**: To participate in the bidding process or the Auction, a person or entity interested in acquiring the Equity Interests (each, a "Potential Bidder") must first deliver the following materials to the Debtor and its advisors: (A) an executed confidentiality agreement in form and substance satisfactory to the Debtor and its advisors (the "Confidentiality Agreement"); and (B) written evidence that enables the Debtor and its advisors, with the consent of the Committee, to reasonably determine whether a Potential Bidder has the financial, operational, and other ability to close the proposed transaction for the purchase of the Equity Interests (the "Proposed Transaction").

(b) **Due Diligence**: Any Potential Bidder wishing to conduct due diligence concerning the Proposed Transaction shall be granted (i) reasonable access to the Debtor's management during normal business hours and (ii) access to all relevant information regarding the business of the Debtor reasonably necessary to enable a Potential Bidder to evaluate the Proposed Transaction.

(c) **Bid Deadline**: Any Potential Bidder interested in the Proposed Transaction must submit a Bid prior to **June 19, 2015 at 4:00 p.m. (Houston Time)** (the "Bid Deadline") via email to: (1) BPZ Resources, Inc., the Debtor, attn: J. Durkin Ledgard, E-mail: durkin_ledgard@bpzresources.com; (2) Houlihan, as investment banker for the Debtor, attn: John-Paul Hanson, E-mail: jhanson@HL.com; (3) Stroock & Stroock & Lavan LLP, as co-counsel for the Debtor, attn: Matthew G. Garofalo, Esq., E-mail: mgarofalo@stroock.com and Hawash Meade Gaston Neese & Cicack LLP, as co-counsel for the Debtor, attn: Walter Cicack, Esq., E-mail: wcicack@hmgnc.com; and (4) Akin Gump Strauss Hauer & Feld LLP, as counsel to the Committee, attn: Michael S. Stamer and Meredith A. Lahaie, E-mail: mstamer@AkinGump.com and mlahaie@akingump.com; provided that if

[5] Any summary of the Bidding Procedures contained herein is qualified in its entirety by the actual terms and conditions of the Bidding Procedures as provided for in the Bidding Procedures Order. To the extent that there is any conflict between any summary contained herein and the actual terms and conditions of the Bidding Procedures as provided for in the Bidding Procedures Order, the actual terms and conditions of the Bidding Procedures as provided for in the Bidding Procedures Order shall control.

the Debtor receives a Bid prior to the Bid Deadline that is not a Qualified Bid the Debtor may provide the Bidder with the opportunity to remedy any deficiencies prior to the Auction.

(d) **Bid Requirements**: A Bid will be considered a "Qualified Bid" only if the Bid satisfies the following requirements prior to the Bid Deadline:

i. Provides for the acquisition of the Equity Interests pursuant to an executed purchase and sale agreement (a "Purchase and Sale Agreement") that contains terms no less favorable to the Debtor's estate than the Form PSA (as defined below), as determined by the Debtor, with the consent of the Committee; provided, however, that the Debtor, with the consent of the Committee, may consider an executed Purchase and Sale Agreement that provides for the purchase of other assets of the Company, so long as such Purchase and Sale Agreement otherwise satisfies the other requirements set forth below;

ii. Provides that the Bid shall remain irrevocable until thirty (30) days after the Sale Hearing, provided, that if such Bid is accepted as the Successful Bid or the Backup Bid (each, as defined below), such Bid shall continue to remain irrevocable, subject to the terms and conditions of the Bidding Procedures;

iii. Includes written evidence that the Debtor concludes, with the consent of the Committee, that the Qualified Bidder has demonstrated the necessary financial ability to close the Proposed Transaction and provide adequate assurance of future performance under all contracts to be assumed and assigned in such Proposed Transaction (if any);

iv. Includes written evidence that such Qualified Bidder has obtained authorization and approval from its board of directors (or comparable governing body) with respect to the submission of its Bid and the execution of the agreements associated therewith, or a representation that no such authorization or approval is required;

v. Provides that any cash portion of the purchase price will be paid in cash, cash equivalents, or such other consideration acceptable to the Debtor;

vi. Be accompanied by wire transfer of immediately available funds, in the form of cash or a letter of credit, to an escrow agent designated by the Debtor before the Bid Deadline of an earnest money cash deposit of not less than ten percent (10%) of the purchase price contained in the Bid (the "Good Faith Deposit");

vii. Includes a proposed path and timeline reasonably satisfactory to the Debtor, with the consent of the Committee, that exhibits the Qualified

Bidder is reasonably likely to obtain prompt regulatory approval to consummate the Proposed Transaction;

viii. Is submitted in the form of a legally binding Purchase and Sale Agreement, fully executed by the Qualified Bidder in a clean copy, together with redlined copy marked against the Form PSA, that further:

(1) Identifies the Qualified Bidder and any members of its investor group, if applicable, and full disclosure of any parent companies of the Qualified Bidder;

(2) Identifies with specificity the Equity Interests being purchased, the liabilities being assumed and any contracts and leases the Qualified Bidder seeks to have assigned (if any);

(3) Identifies all conditions to the Qualified Bidder's obligation to consummate the Proposed Transaction;

(4) Is not subject to any conditions, representations, or terms that the Debtor determines to be unacceptable;

(5) Describes with specificity the total consideration proposed to be paid for the Equity Interests;

(6) Is not conditioned upon the Court's approval of any bid protections, such as a break-up fee, termination fee, expense reimbursement, working fee or similar type of payment;

(7) Is not conditioned upon tax, due diligence, financing or other contingency;

(8) Does not contain any condition to closing of the Proposed Transaction relating to the receipt of any third party approvals (excluding required Court approval);

(9) Expressly acknowledges and represents that the Qualified Bidder: (A) has had an opportunity to conduct any and all due diligence regarding the Proposed Transaction prior to making its Bid, (B) has relied solely upon its own independent review, investigation and/or inspection of any documents in making its Bid or that of any of its legal, financial or other advisors, (C) did not rely upon any written or oral statements, representations, promises, warranties or guaranties whatsoever, whether express, implied, by operation of law or otherwise, regarding the business of the Company or the Proposed Transaction, or the completeness or accuracy of any information provided in connection therewith, except as expressly stated in the representations and warranties contained in the Purchase and Sale Agreement ultimately accepted and executed by the Debtor, and (D)

accepts and consents to the Bidding Procedures and acknowledges the Court's exclusive jurisdiction to resolve issues related thereto;

(10) Sets forth the anticipated timeframe for consummating the Proposed Transaction; and

(11) Contains other information reasonably requested by the Debtor and its advisors.

(e) **No Auction**: If only one Qualified Bid is received by the Debtor by the Bid Deadline, the Debtor shall not hold an Auction and such Qualified Bid shall be the Successful Bid. If no Qualified Bid is received by the Debtor by the Bid Deadline, the Debtor shall not hold an Auction and shall not request approval of a sale of the Equity Interests at the Sale Hearing.

(f) **Initial Highest Bid**: Prior to the Auction, the Debtor shall determine, in consultation with the advisors to the Committee, which Qualified Bid represents the then-highest or otherwise best bid (the "Initial Highest Bid" and the entity submitting such Bid, the "Initial Highest Bidder"). At least one business day prior to the Auction, each Qualified Bidder that timely submitted a Qualified Bid will be advised of such Initial Highest Bid and the Debtor shall distribute copies of such Initial Highest Bid to other Qualified Bidders.

(g) **Auction**: If two or more Qualified Bids have been submitted for the Equity Interests in accordance with the Bidding Procedures, the Debtor is authorized to conduct an Auction on **June 23, 2015 at 10:00a.m. (Houston Time)** with respect to such Qualified Bids in order to determine the highest and best Bid (the "Successful Bid") to submit for approval by the Court. The Auction shall be organized and conducted by the Debtor at the offices of Baker & Hostetler LLP, 811 Main Street, Suite 1100, Houston, Texas 77002, or such other location as may be announced prior to the Auction to the Auction Participants (defined below).

The Auction will be governed by the following procedures:

i. The only persons or entities who will be permitted to Bid at the Auction are the authorized representatives of each Qualified Bidder[6] (the "Auction Participants"). While only the Auction Participants may make Qualified Bids at the Auction, the Auction may be attended by representatives of the Debtor, the Committee and the U.S. Trustee.

ii. Each Qualified Bidder participating at the Auction will be required to represent that it has not engaged in any collusion with respect to the bidding or the Proposed Transaction.

[6] Parties that have submitted bids for the Company's assets, which were determined to be "Qualified Bids" by the Debtor, shall be deemed to be "Qualified Bidders" for purposes of the Bidding Procedures.

iii. The Auction shall be conducted by the Debtor in accordance with such procedures and requirements as may be established at the discretion of the Debtor and its advisors, with the consent of the Committee, to result in the highest and best offer for the Equity Interests, which rules shall be announced prior to commencement of the Auction and may include the determination of the amount of time between Qualified Bids, the conducting of multiple rounds of open bidding, and to declare that the Auction has ended when no further Bids are timely made or otherwise. The Debtor may waive and/or employ and announce at the Auction additional rules that are reasonable under the circumstances for conducting the Auction provided that such rules are (i) not inconsistent with the Bidding Procedures Order, the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure, the Local Bankruptcy Rules of the Court, or any order of the Court entered in connection with this Chapter 11 Case and (ii) disclosed to each Qualified Bidder.

iv. The first Qualified Bid at the Auction shall be deemed to have been made by the Initial Highest Bidder in the amount of the Initial Highest Bid. Thereafter, the Auction will continue in the manner determined by the Debtor above; provided, however, (i) additional Bids must be Qualified Bids (except that subsequent Qualified Bids made at the Auction, need not be received by the Bid Deadline) and (ii) additional Qualified Bids must be made in higher increments of at least $500,000 in cash (the "Minimum Bid Increment"). Each such additional Qualified Bid, shall be referred to herein as an "Overbid".

v. The Debtor shall determine, with the consent of the Committee, whether a Qualified Bid by a Qualified Bidder at the Auction matches or is higher and better than the prior Qualified Bid.

vi. The Auction shall continue until there is one Qualified Bid for the Equity Interests that the Debtor determines, after consultation with the advisors to the Committee, is the highest or best Qualified Bid at the Auction. At the conclusion of the Auction, the Debtor shall: (i) select the highest and best offer for the Equity Interests (the "Successful Bid"); (ii) notify the person that made the Successful Bid (the "Successful Bidder") that such person's offer has been determined by the Debtor to be the Successful Bid, subject only to Court approval; and (iii) file a notice with the Court announcing the Successful Bidder and the Sale Hearing. The Sale Hearing shall be held on **June 25, 2015**, or such other date as the Court may set. Prior to the Sale Hearing, the Successful Bidder shall complete and sign all agreements and documents as necessary to bind the Successful Bidder to all of the terms and conditions contemplated by the Successful Bid.

vii. The Good Faith Deposit of the Successful Bidder shall be applied by the Debtor against the purchase price to be paid by the Successful Bidder or held by the Debtor and forfeited, as the case may be, in accordance with

the terms of the Purchase and Sale Agreement associated with the Successful Bid.

viii. The Debtor shall not be deemed to have finally accepted any Qualified Bid unless and until such Qualified Bid and the Debtor's acceptance thereof have been authorized by order of the Court.

(h) **Good Faith Deposits**: The Good Faith Deposits of all Qualified Bidders shall be held in one or more accounts by the Debtor, but shall not become property of the Debtor's estate absent further order of the Court. The Good Faith Deposit of any Qualified Bidder that is neither the Successful Bidder nor the Backup Bidder shall be returned to such Qualified Bidder not later than five (5) business days after the Sale Hearing. The Good Faith Deposit of the Backup Bidder, if any, shall be returned to the Backup Bidder on the date that is the earlier of 72 hours after (a) the closing of the transaction with the Successful Bidder for the assets bid upon by the Backup Bidder and (b) the Outside Backup Date (as defined below). If the Successful Bidder timely closes the winning transaction, its Good Faith Deposit shall be credited towards the purchase price.

(i) **Backup Bidder**: Notwithstanding anything in the Bidding Procedures to the contrary, if an Auction is conducted, the Qualified Bidder with the next highest or otherwise best Bid at the Auction, as determined by the Debtor, after consulting with the advisors to the Committee, will be designated as the backup bidder (the "Backup Bidder"). The Backup Bidder shall be required to keep its initial Bid (or if the Backup Bidder submitted one or more Overbids at the Auction, the Backup Bidder's final Overbid) (the "Backup Bid") open and irrevocable until the earlier of (i) 4:00 p.m. (Houston Time) on the date that is thirty (30) days after the date of entry of the Sale Order (the "Outside Backup Date"), or (ii) the closing of the transaction with the Successful Bidder.

Following the Sale Hearing, if the Successful Bidder fails to consummate the Proposed Transaction, the Backup Bidder will be deemed to have the new prevailing bid, and the Debtor will be authorized, without further order of the Court, to consummate the transaction with the Backup Bidder. In such case of a breach or failure to perform on the part of such Successful Bidder, the defaulting Successful Bidder's deposit shall be forfeited to the Debtor. The Debtor reserves the right to seek all available damages, including specific performance, from any defaulting Successful Bidder (including any Backup Bidder designated as a Successful Bidder) in accordance with the terms of the Bidding Procedures.

(j) **Reservation of Rights**: The Debtor further reserves the right, as it may reasonably determine to be in the best interest of its estate, to: (1) determine which bidders are Qualified Bidders; (2) determine which Bids are Qualified Bids; (3) determine which Qualified Bid is the highest or best proposal and which is the next highest or best proposal; (4) reject any Bid that is (A) inadequate or insufficient, (B) not in conformity with the requirements of the Bidding Procedures or the requirements of the Bankruptcy Code or (C) contrary to the best

interests of the Debtor and its estate; (5) waive terms and conditions set forth herein with respect to all Potential Bidders; (6) impose additional terms and conditions with respect to all Potential Bidders; (7) extend the deadlines set forth herein; (8) continue or cancel the Auction and/or Sale Hearing in open court without further notice; and (9) modify the Bidding Procedures and implement additional procedural rules that the Debtor determines, in its business judgment, will better promote the goals of the bidding process and discharge the Debtor's fiduciary duties and are not inconsistent with any Court order.

33. Because the Company conducts most of its operations through various subsidiaries, the majority of the contracts required to operate the business are with the Debtor's subsidiaries. Accordingly, the Debtor does not anticipate a need to assume or assign any executory contracts. However, to the extent that the Successful Bidder requires that the Debtor assume and assign any contract, the Debtor reserves the right to request the assumption and assignment of such contracts at a later time.

*D. The Form of Asset Purchase Agreement*

34. Although there is no stalking horse bidder, the Debtor has prepared a form Equity Interest Purchase and Sale Agreement ("Form PSA"), a copy of which is attached hereto as **Exhibit B**, pursuant to which a purchaser would acquire the Equity Interests, consisting of the equity interests in the non-debtor subsidiaries BPZ Energy U.S. Holdings L.L.C. ("BPZ US Holdings") and BPZ Energy International Holdings, L.P. ("BPZ International Holdings"). The Debtor has determined that distributing the Form PSA to interested parties provides the best available platform for conducting an auction with respect to the Equity Interests. Notwithstanding the structure of the Form PSA as a purchase and sale agreement for the Equity Interests, the Debtor proposes to accept bids for any combination of the Company's assets. Accordingly, the procedures discussed more fully above contemplate that interested purchasers will submit an executed Purchase and Sale Agreement reflecting any changes from the Form PSA.

*E. Notice*

35. The Debtor proposes to give notice, substantially in the form attached as Exhibit 2 to the Bidding Procedures Order (the "Sale Notice"), within one business day following entry of the Bidding Procedures Order, of the Bidding Procedures, the time and place of the Auction, the Sale Hearing, and the Objection Deadline (defined below). The Debtor further proposes to give notice of the Sale Hearing and the Objection Deadline by sending the Sale Notice to: (i) all entities contacted by Houlihan or known by the Debtor to have expressed an interest in a transaction with respect to the Equity Interests during the past six (6) months prior to the entry of the Bidding Procedures Order; (ii) all state and local taxing authorities or recording offices which have a reasonably known interest in the relief requested; (iii) all of the Debtor's insurers; (iv) all non-debtor parties to relevant contracts or leases (executory or otherwise) with the Debtor, if any; (v) all parties who are known or reasonably believed, after reasonable inquiry, to have asserted any lien, encumbrance, claim, or other interest in the Equity Interests; and (vi) upon all parties set forth in the Debtor's Master Service List maintained in accordance with this Court's *Order Establishing Notice Procedures* [Dkt. No. 28] (to the extent any party to receive notice thereby has not received notice pursuant to sections (i) through (v) above) (collectively, the "Sale Notice Parties"). In addition, the Debtor shall post the information contained in this section on the website for the Debtor's noticing agent, Kurtzman Carson Consultants LLC.

*F. Objections*

36. All objections to the Sale or any relief requested in this Motion, other than the relief granted by this Court in the Bidding Procedures Order, must be: (a) in writing; (b) signed by counsel or attested to by the objecting party; (c) in conformity with the Bankruptcy Rules and the Local Rules; (d) filed with the Clerk of the Bankruptcy Court, 515 Rusk Avenue, Houston,

Texas 77002 by no later than **4:00 p.m. (Houston Time)** on the date that is one day prior to the Sale Hearing (the "Objection Deadline"); and (e) served in accordance with the Local Rules so as to be received on or before the Objection Deadline by the following: (i) co-counsel for the Debtor: Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038 (Attn: Matthew G. Garofalo, Esq.) and Hawash Meade Gaston Neese & Cicack LLP, 2118 Smith Street, Houston, Texas 77002 (Attn: Walter Cicack, Esq.); (ii) counsel to the Committee: Akin Gump Strauss Hauer & Feld LLP, One Bryant Park, Bank of America Tower, New York, NY 10036 (Attn: Michael S. Stamer and Meredith A. Lahaie); and (iii) U.S. Trustee: 515 Rusk Avenue, Suite 3516, Houston, Texas 77002 (Attn: Hector Duran). Each objection shall state the legal and factual basis of such objection and may be orally supplemented at the Sale Hearing.

## RELIEF REQUESTED

37. By this Motion, the Debtor respectfully requests:

(i) approval of the Bidding Procedures and the form and manner of the Sale Notice that will govern the expedited sale of the Equity Interests;

(ii) approval of the Turbine Asset Purchase; and

(iii) that this Court schedule a hearing to approve the Sale of the Purchased Assets to the Successful Bidder.

## BASIS FOR RELIEF

### I. The Bidding Procedures are Appropriate Under the Circumstances

#### *A. The Bidding Procedures Are Reasonable, Appropriate and Will Maximize Value*

38. A debtor may sell, after notice and a hearing, its assets outside the ordinary course of business. 11 U.S.C. § 363. As a general matter, to obtain approval of a proposed sale of assets, a debtor must demonstrate that the tendered purchase price is the highest and best offer under the circumstances of the case. *See, e.g., Four B. Corp. v. Food Barn Stores, Inc. (In re*

*Food Barn Stores, Inc.)*, 107 F.3d 558, 564-65 (8th Cir. 1997) (holding that in bankruptcy sales, "a primary objective of the Code [is] to enhance the value of the estate at hand"); *In re Integrated Res.*, 147 B.R. 650, 659 (S.D.N.Y. 1992) ("It is a well-established principle of bankruptcy law that the . . . Debtor's duty with respect to such sales is to obtain the highest price or greatest overall benefit possible for the estate.") (quoting *Cello Bay Co. v. Champion Int'l Corp. (In re Atlanta Packaging Prods., Inc.*), 99 B.R. 124, 131 (Bankr. N.D. Ga. 1988)).

39. The implementation of competitive bidding procedures to facilitate the sale of a debtor's assets outside of the ordinary course of a debtor's business is routinely approved by bankruptcy courts as a means of ensuring that such sale will generate the highest and best return for a debtor's estate. The Debtor submits that the foregoing Bidding Procedures and the opportunity for competitive bidding embodied therein are reasonable and designed to maximize the value of the Debtor's estate and should, therefore, be approved by this Court.

40. Given the Debtor's liquidity position, lack of postpetition financing and the default asserted under the JOA, the Debtor believes that a prompt sale process is the best way to maximize the value of its assets for the benefit of its estate, creditors and other stakeholders. To this end, the Debtor has developed the Bidding Procedures, which will give the Debtor an opportunity to consider competing bids and select the highest and best offer for the Equity Interests. Specifically, the Debtor can receive bids for the Equity Interests, as well as bids for the Company's other assets, which allows the Debtor to consider different structures for the Sale and select that which will provide an optimal result for the Debtor's estate. The Debtor submits that the Bidding Procedures and Auction will promote active bidding from seriously interested parties, which will increase the likelihood that the Debtor will receive the best possible consideration for the Equity Interests. Additionally, the Bidding Procedures will allow the

Debtor to conduct an Auction in a fair and open fashion that will encourage participation by financially capable bidders that have the ability to close on the Sale.

41. Accordingly, in the exercise of its reasonable business judgment, the Debtor has concluded that: (a) a prompt sale of the Equity Interests is the best way to maximize value for its estate, and (b) the proposed Bidding Procedures described herein are the most effective method of obtaining the highest and best offer for the Equity Interests.

*B. Notice of the Proposed Sale is Reasonable under the Circumstances*

42. Pursuant to Bankruptcy Rules 2002(a) and (c), the Debtor is required to notify creditors of the Sale, including a disclosure of the time and place of any auction, the terms and conditions of the sale, and the deadline for filing any objections. The Debtor submits that the notice procedures described above fully comply with Bankruptcy Rule 2002 and are reasonably calculated to provide timely and adequate notice of the Sale, Bidding Procedures, Auction, and Sale Hearing to the Debtor's creditors and all other parties in interest that are entitled to notice, as well as those parties that have expressed a bona fide interest in acquiring the Company's assets.

43. Accordingly, the Debtor respectfully requests the Court to approve the notice procedures set forth in this Motion, including the form and manner of service of the Sale Notice, and that no other or further notice of the Sale, Bidding Procedures, Auction or Sale Hearing is necessary or required.

## II. Approval of the Sale of the Equity Interests is Appropriate and in the Best Interest of the Debtor's Estate

*A. Sale of the Equity Interests is a Product of the Debtor's Reasonable Business Judgment*

44. Section 363(b)(1) of the Bankruptcy Code provides that a debtor "after notice and a hearing, may use, sell, or lease, other than in the ordinary course of business, property of the

estate." 11 U.S.C § 363(b). Additionally, section 105(a) of the Bankruptcy Code provides in relevant part that "[t]he court may issue any order, process, or judgment that is necessary or appropriate to carry out the provisions of this title." 11 U.S.C § 105(a).

45. Although section 363 does not specify a standard for determining when it is appropriate for a court to authorize the use, sale, or lease of property of the estate, courts routinely authorize sales of a debtor's assets if such sale is based upon the reasonable business judgment of the debtor. *See Institutional Creditors of Cont'l Air Lines, Inc. v. Cont'l Air Lines, Inc. (In re Cont'l Air Lines, Inc.)*, 780 F.2d 1223, 1226 (5th Cir. 1986) ("for the debtor-in-possession or trustee to satisfy its fiduciary duty to the debtor, creditors and equity holders, there must be some articulated business justification for using, selling, or leasing the property outside the ordinary course of business.") (citing *In re Lionel Corp.*, 722 F.2d 1063, 1071 (2d Cir. 1983)). Virtually all courts have held that approval of a proposed sale of substantially all of the assets of a debtor under section 363 of the Bankruptcy Code outside the ordinary course of business and prior to the confirmation of a plan of reorganization is appropriate if a court finds that the transaction represents a reasonable business judgment on the part of the trustee or debtor-in-possession. *See In re Abbotts Dairies of Pa.*, 788 F.2d 143 (3d Cir. 1986); *In re Delaware & Hudson Ry. Co.*, 124 B.R. 169, 176 (D. Del. 1991) (holding that the following non-exclusive list of factors may be considered by a court in determining whether there is a sound business purpose for an asset sale: "the proportionate value of the asset to the estate as a whole; the amount of elapsed time since the filing; . . . the effect of the proposed disposition of [sic] the future plan of reorganization; the amount of proceeds to be obtained from the sale versus appraised values of the property; and whether the asset is decreasing or increasing in value."); *Titusville Country Club v. Pennbank (In re Titusville Country Club)*, 128 B.R. 396, 399 (Bankr.

W.D. Pa. 1991); *In re Industrial Valley Refrigeration & Air Conditioning Supplies Inc.*, 77 B.R. 15, 21 (Bankr. E.D. Pa. 1987); *In re Lionel Corp.*, 722 F.2d 1063 (2d Cir. 1983); *Stephens Indus., Inc. v. McClung*, 789 F.2d 386, 391 (6th Cir. 1986); *In re Ionosphere Clubs, Inc.*, 100 B.R. 670, 675 (Bankr. S.D.N.Y. 1989); *In re Phoenix Steel Corp.*, 82 B.R. 334, 335-36 (Bankr. D. Del. 1987) (stating that the elements necessary for approval of a section 363 sale in a chapter 11 case are "that the proposed sale is fair and equitable, that there is a good business reason for completing the sale and the transaction is in good faith").

46. In applying the "sound business reason" test, courts will typically consider various factors in determining whether to approve a sale under section 363 of the Bankruptcy Code, including: (1) whether a sound business purpose justifies the sale of assets outside the ordinary course of business; (2) whether adequate and reasonable notice has been provided to interested persons; (3) whether the trustee has obtained a fair and reasonable price; and (4) whether the transaction has been proposed in good faith. *See In re Titusville Country Club*, 128 B.R. at 399; *Phoenix Steel Corp.*, 82 B.R. at 335-36; *see also Stephens Indus.*, 789 F.2d at 390; *In re Lionel Corp.*, 722 F.2d at 1071. Additionally, courts have permitted a proposed sale of all or substantially all assets of a debtor outside the ordinary course of business if such a sale is necessary to preserve the value of assets for the estate, its creditors or interest holders. *See In re Abbotts Dairies of Pa., Inc.*, 788 F.2d at 143; *In re Lionel Corp.*, 722 F.2d at 1063 (passim); *In re Equity Funding Corp. of America*, 492 F.2d 793, 794 (9th Cir. 1974) ("Other circuits have recognized the power of the bankruptcy court under Chapter X to authorize a sale of the Debtors' property under less than emergency conditions where such sale is necessary to avoid deterioration in the value of the assets").

47. The Debtor submits that the decision to sell its assets to the Successful Bidder at the Auction, whether through the sale of the Equity Interests or through a sale of some other combination of such the Company's assets, meets the "sound business reason" test. First, sound business purposes justify the Sale. The Debtor believes that a prompt sale of the Equity Interests by auction presents the best opportunity to realize the maximum value of the estate's assets for distribution to creditors. The Debtor further believes that because the Debtor has not made the April Cash Call—and will be unable to make any future Cash Calls—an immediate sale is necessary to preserve the value of the Company's assets. Furthermore, any delay in consummating a Sale will likely erode any potential proceeds that could be realized for creditors from a Sale. *See In re Lionel Corp.*, 722 F.2d at 1071 (of factors for court to evaluate on motion under section 363(b), "most importantly perhaps, [is] whether the asset is increasing or decreasing in value"). As a result, the Debtor is requesting authority to sell the Equity Interests (or other assets) on an expedited timeframe. The Debtor submits that a sale of the Equity Interests or some combination of the Company's assets will be the only path for the Debtor to monetize its assets (other than the Turbine Assets).

48. The proposed procedures for Sale of the Equity Interests also meet the other factors of the "sound business reason" test. As part of this Motion, the Debtor has sought to establish procedures for notice to creditors, other prospective bidders, and other parties in interest. Under the circumstances of this Chapter 11 Case, the Debtor submits that the notice period proposed satisfies the requirements of the Bankruptcy Rules, including Bankruptcy Rule 2002, and provides sufficient time for parties in interest to submit objections to the proposed Sale and for bidders to formulate and submit competing proposals.

49. The Debtor also submits that the results of the Auction will be the product of good faith, arm's length negotiations with respect to the price and other terms of the sale of the Purchased Assets between the Debtor (either on behalf of itself or its non-debtor subsidiaries, as applicable) and the Successful Bidder at the conclusion of the Auction.[7]

50. As set forth above, the Debtor has determined, in the exercise of its sound business judgment, that the sale of the Equity Interests to the highest and best bidder at the Auction is appropriate and in the best interest of its estate and creditors. The sale of the Equity Interests at the Auction will afford the Debtor's estate an opportunity to maximize the recoveries to creditors. Accordingly, the Debtor requests that the Court approve the Sale presented to the Court at the Sale Hearing and to authorize the Debtor to take corporate actions necessary to consummate such Sale.

B. *Sale of the Debtor's Assets Should Be Free and Clear of Claims and Interests*

51. Section 363(f) of the Bankruptcy Code permits a debtor to sell property free and clear of liens, claims, interests and encumbrances if:

> (1) applicable nonbankruptcy law permits sale of such property free and clear of such interests; (2) such entity consents; (3) such interest is a lien and the price at which such property is to be sold is greater than the aggregate value of all liens on such property; (4) such interest is in bona fide dispute; or (5) such entity could be compelled, in a legal or equitable proceeding, to accept a money satisfaction of such interest.

11 U.S.C. § 363(f). This provision is supplemented by section 105(a) of the Bankruptcy Code, which provides that "[t]he Court may issue any order, process or judgment that is necessary or appropriate to carry out the provisions of [the Bankruptcy Code]." 11 U.S.C. § 105(a).

---

[7] At the Sale Hearing the Debtor intends to demonstrate that the Successful Bidder should be entitled to the protections of section 363(m) of the Bankruptcy Code.

52. Because Section 363(f) is written in the disjunctive, a debtor is authorized to sell property free and clear of liens and interest if any one of the five requirements is met. *See In re Kellstrom Indus., Inc.*, 282 B.R. 787, 793 (Bankr. D. Del. 2002) ("Section 363(f) is written in the disjunctive, not the conjunctive, and if any of the five conditions are met, the debtor has the authority to conduct the sale free and clear of all liens."); *Citicorp Homeowners Servs., Inc. v. Elliot (In re Elliot)*, 94 B.R. 343, 345 (E.D. Pa. 1988) (same).

53. The Debtor believes that, in the event of a Sale of the Equity Interests, one or more of the requirements of section 363(f) are satisfied with respect to the transfer of the such assets. In particular, the Debtor submits that it has little to no secured debt and the Debtor believes that to the extent that any secured claims exist, such parties holding liens, claims or encumbrances on the Equity Interests will consent, or absent any objection to this Motion, will be deemed to have consented to, the Sale pursuant to section 363(f)(2) of the Bankruptcy Code. However, despite the transfer of the Equity Interests, the Debtor will ensure that it retains reasonable access to its books and records in order to continue administering this Chapter 11 Case. Accordingly, the Debtor proposes that section 363(f) authorizes the transfer and conveyance of the Equity Interests free and clear of any such claims, interests, liabilities or liens.

## III. The Debtor Should be Authorized to take the Necessary Corporate Actions to Purchase the Turbine Assets

54. Similar to those cases seeking approval for a sale outside of the ordinary course of business, courts apply the business judgment test when the debtor seeks to take other actions that are not in the ordinary course. *See In re Cont'l Air Lines, Inc.*, 780 F.2d at 1226 (applying section 363(b) business judgment test to debtor's proposal to use estate funds to enter into and satisfy lease obligations under leases not contemplated under section 365); *In re ASARCO LLC*, 650 F.3d 593 (5th Cir. 2011) (affirming application of section 363(b) business judgment test to

debtor's motion to reimburse qualified bidders that participated in an auction); *see also*, *In re Enron Corp.*, 335 B.R. 22, 29-30 (S.D.N.Y. 2005) (affirming application of section 363(b) business judgment test to debtors' application to retain counsel for their employees); *In re SW Boston Hotel Venture, LLC*, No. 10-14535-JNF, 2010 WL 3396863, at *4 (Bankr. D. Mass. Aug. 27, 2010) (applying business judgment standard to debtor's motion to approve lease of real property). Accordingly, approval of a debtor's actions that are outside the ordinary course of business require a finding by a bankruptcy court that a good business reason exists for granting such an action. *In re Lionel Corp.*, 722 F.2d at 1070. In that regard, "[w]here the debtor articulates a reasonable basis for its business decisions (as distinct from a decision made arbitrarily or capriciously), courts will generally not entertain objections to the debtor's conduct." *Comm. of Asbestos-Related Litigants and/or Creditors v. Johns-Manville Corp. (In re Johns-Manville Corp.)*, 60 B.R. 612, 616 (Bankr. S.D.N.Y. 1986).

55. Here, the Debtor is seeking Court authority to purchase the Turbine Assets from its subsidiary. The Debtor submits that this relief meets the business judgment test. In connection with the Company's effort to develop its gas-to-power project, the Debtor incurred a portion of its outstanding debt to finance the purchase of the Turbine Assets by its subsidiary. However, under the current circumstances, it is unlikely that the Company will have the resources to develop this project. As such, it is prudent to return the Turbine Assets to the entity that incurred the obligations in connection with their purchase, the Debtor. The proposed Turbine Asset Purchase will allow the Debtor to consolidate its assets and maximize value for all creditors. Further, the repayment of the intercompany debt in exchange for the Turbine Assets will represent a fair price, which will be informed by recent transactions for similar units and the Company's marketing efforts with respect to the Turbine Assets.

## IV. Waiver of Bankruptcy Rule 6004(h)

56. Bankruptcy Rule 6004(h) provides that an "order authorizing the use, sale, or lease of property . . . is stayed until the expiration of 14 days after entry of the order, unless the court orders otherwise." The Debtor requests that any order approving the Successful Bidder's Purchase and Sale Agreement be effective immediately by providing that the 14-day stay under Bankruptcy Rule 6004(h) be waived.

57. The purpose of Bankruptcy Rule 6004(h) is to provide sufficient time for an objecting party to appeal before an order can be implemented. *See* Advisory Committee Notes to Fed. R. Bankr. P. 6004(h). Although Bankruptcy Rule 6004(h) and the Advisory Committee Notes are silent as to when a court should "order otherwise" and eliminate or reduce the 14-day stay period, courts have waived the 14-day stay period where there has been no objection to the procedure, or any objection has been overruled. Moreover, courts have approved a waiver of the 14-day stay where the delay in effectuating the order would harm the estate. *See, e.g., In re Nature Leisure Times, LLC*, No. 06–41357, 2007 WL 4554276 at *3 (Bankr. E.D. Tex. Dec. 19, 2007) (eliminating the waiting period under Rule 6004(h) because exigent circumstances existed); *In re Perry Hollow Mgmt. Co., Inc.*, 297 F.3d 34, 41 (1st Cir. 2002) (affirming bankruptcy court's waiver of the stay where the sale price was reasonable, the buyer was ready to complete the sale the next day and there would be storage charges for the assets if there were a delay). The Debtor submits that cause exists to justify a waiver of the 14-day stay under Bankruptcy Rule 6004(h), as promptly closing the Sale is of critical importance to the Debtor's estate. The Debtor requests that the Sale Order be effective immediately by providing that the 14-day stay be waived.

## NOTICE

58. Notice of this Motion has been provided to: (i) counsel to the Committee; (ii) the U.S. Trustee; (iii) the United States Securities and Exchange Commission; (iii) the Internal Revenue Service; and (iv) all parties that, as of the filing of this Motion, have requested notice in this Chapter 11 Case pursuant to Bankruptcy Rule 2002. In light of the nature of the relief requested herein, the Debtor submits that no other or further notice is necessary.

WHEREFORE, the Debtor respectfully requests that this Court:

(1) enter an order substantially in the form of the Bidding Procedures Order attached hereto as **Exhibit A**;

(2) enter the Sale Order at the conclusion of the Sale Hearing, which order shall be filed with the Court prior to the Sale Hearing;

(3) authorize the Debtor to purchase the Turbine Assets; and

(4) grant such other and further relief as it deems just and proper.

**[Remainder of Page Left Intentionally Blank]**

Dated: June 8, 2015

Respectfully submitted,

HAWASH MEADE GASTON NEESE & CICACK LLP

By: */s/ Walter Cicack*

WALTER CICACK
Texas State Bar No. 04250535
2118 Smith Street
Houston, Texas 77002
Telephone: (713) 658-9001
Facsimile: (713) 658-9011

and

STROOCK & STROOCK & LAVAN LLP
Kristopher M. Hansen (admitted *pro hac vice*)
Frank A. Merola (admitted *pro hac vice*)
Matthew G. Garofalo (admitted *pro hac vice*)
180 Maiden Lane
New York, NY 10038
Telephone: (212) 806-5400
Facsimile: (212) 806-6006

ATTORNEYS FOR THE DEBTOR AND DEBTOR-IN-POSSESSION

# EXHIBIT A

**Proposed Bidding Procedures Order**

**IN THE UNITED STATES BANKRUPTCY COURT**
**SOUTHERN DISTRICT OF TEXAS**
**VICTORIA DIVISION**

| | | |
|---|---|---|
| In re: | § | Chapter 11 |
| | § | |
| BPZ Resources, Inc., | § | Case No.: 15-60016 (DRJ) |
| | § | |
| Debtor. | § | |

**ORDER (I)(A) APPROVING BIDDING PROCEDURES AND NOTICE PROCEDURES RELATED TO THE PROPOSED SALE OF ASSETS AND (B) SCHEDULING A HEARING ON APPROVAL OF THE PROPOSED SALE OF ASSETS; (II) AUTHORIZING THE DEBTOR TO TAKE CERTAIN CORPORATE ACTIONS TO PURCHASE THE TURBINE ASSETS; AND (III) GRANTING RELATED RELIEF**

Upon consideration of the Motion[1] of the Debtor, pursuant to sections 105 and 363 of title 11 of the United States Code, 11 U.S.C. §§ 101 et seq. (the "Bankruptcy Code") and Rules 2002, 6004, 9007 and 9014 of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules") for, among other things, entry of an order (this "Order") (i) approving the proposed bidding procedures (the "Bidding Procedures"), a copy of which is attached hereto as **Exhibit 1**, in connection with the expedited sale of the of the equity interests of the direct subsidiaries of the Debtor, consisting of the equity interests in the non-debtor subsidiaries BPZ Energy U.S. Holdings L.L.C. and BPZ Energy International Holdings, L.P. (collectively, the "Equity Interests"), (ii) approving the form and manner of notice of such expedited sale of the Equity Interests (the "Sale Notice"), a copy of which is attached hereto as **Exhibit 2**, including the form and manner of service of such Sale Notice; (iii) authorizing the Debtor to take certain corporate actions necessary to purchase the Turbine Assets; and (iv) scheduling the Sale Hearing; and the

[1] Capitalized terms used but otherwise not defined herein shall have the meanings set forth in the *Debtor's Emergency Motion Pursuant to 11 U.S.C. §§ 105(a) and 363 and Bankruptcy Rules 2002 and 6004 for Orders (I) (A) Approving Bidding Procedures and Notice Procedures Related to the Proposed Sale of Assets and (B) Scheduling a Hearing on Approval of the Proposed Sale of Assets; (II) Approving the Sale of Assets Free and Clear of Claims and Liens; (III) Authorizing the Debtor to Take Certain Corporate Actions to Purchase the Turbine Assets and (IV) Granting Related Relief* [Dkt. No. ] (the "Motion").

Court having conducted a hearing to consider the relief requested in the Motion (the "Bidding Procedures Hearing"); and the appearance of all interested parties and all responses and objections, if any, to the Bidding Procedures, the Turbine Asset Purchase and the related relief requested in the Motion having been duly noted in the record of the Bidding Procedures Hearing; and upon the record of the Bidding Procedures Hearing, and all other pleadings and proceedings in this case, including the Motion; and it appearing that the Bidding Procedures, the Turbine Asset Purchase and the other relief requested in the Motion is in the best interests of the Debtor and its estate, its creditors and all other parties in interest; and after due deliberation and sufficient cause appearing therefor;

**IT IS HEREBY FOUND, DETERMINED, AND CONCLUDED THAT:**

A. The findings and conclusions set forth herein constitute the Court's findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable to this proceeding pursuant to Bankruptcy Rule 9014. To the extent any of the following findings of fact constitute conclusions of law, they are adopted as such. To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such.

B. This Court has jurisdiction over the Motion pursuant to 28 U.S.C. §§ 157 and 1334 and the General Order of Reference from the United States District Court for the Southern District of Texas, dated as of May 24, 2012. This matter is a core proceeding pursuant to 28 U.S.C. § 157(b). Venue is proper pursuant to 28 U.S.C. §§ 1408 and 1409.

C. The statutory and legal predicates for the relief requested in the Motion and provided for herein are sections 105(a) and 363 of the Bankruptcy Code, Bankruptcy Rules 2002, 6004, 9007 and 9014, and the Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the Southern District of Texas (the "Local Rules").

D. Good and sufficient notice of the relief sought in the Motion has been given under the circumstances and such notice complies with the applicable requirements of the Bankruptcy Code, the Bankruptcy Rules and the Local Rules. Accordingly, no further notice of the Motion is necessary or required.

E. The legal and factual bases set forth in the Motion establish just cause for the relief granted herein. The entry of this order is in the best interest of the Debtor, its estate and creditors and other parties in interest.

F. The Sale Notice, substantially in the form attached as Exhibit 2 to this Order, is reasonably calculated and sufficient to provide interested parties with timely and proper notice of the proposed Sale, including, without limitation: (i) the date, time, and place of the Auction (if one is held); (ii) the Bidding Procedures; (iii) the deadline for filing objections to the Sale and entry of the Sale Order (the "Objection Deadline"), and the date, time, and place of the Sale Hearing; (iv) reasonably specific identification of Equity Interests to be sold; and (v) a description of the Sale as being free and clear of liens, claims, encumbrances and other interests (except as set forth in the Form PSA or Purchase and Sale Agreement, as applicable), with all such liens, claims, encumbrances and other interests attaching with the same validity and priority to the Sale proceeds, and no other or further notice of the Sale shall be required.

**NOW THEREFOR, IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT:**

1. The Motion is GRANTED to the extent set forth herein.

2. Any objections to the Motion or the relief granted by this Order that have not been withdrawn, waived or settled, and all reservations of rights included therein, are hereby overruled and denied on the merits.

3. The Bidding Procedures are hereby approved in their entirety and are incorporated herein by reference. The Debtor is authorized to take any and all actions necessary or appropriate to implement the Bidding Procedures.

4. Except as expressly provided herein, nothing herein shall be construed as a determination of the rights of any party in interest in this Chapter 11 Case, including, without limitation, the Debtor and its estate.

5. The deadline for submitting a Qualified Bid (as such term is defined in the Bidding Procedures) shall be **June 19, 2015 at 4:00 p.m. (Houston Time)** (the "Bid Deadline"). The Debtor, with the consent of the Committee, may extend the Bid Deadline, provided that the Debtor notifies all Potential Bidders of any such extension.

6. To the extent at least two Qualified Bids are timely received, the Debtor is authorized to conduct an Auction on or about **June 23, 2015 at 10:00 a.m. (Houston Time)** at the offices of Baker & Hostetler LLP, 811 Main Street, Suite 1100, Houston, Texas 77002. Only the authorized representatives of Qualified Bidders will be permitted to participate in the Auction. The Debtor, with the consent of the Committee, has the right to adjourn or cancel the Auction at or prior to the Auction.

7. At the Auction, when only one Qualified Bidder remains and the Debtor has selected, after consultation with the advisors to the Committee, that Qualified Bidder that has submitted the highest and best bid (the "Successful Bidder"), the Auction will conclude. As soon as reasonably practicable following the conclusion of the Auction, the Debtor shall: (a) notify the Successful Bidder (the "Successful Bidder") that such bidder's offer has been determined by the Debtor to be the Successful Bid, subject only to Court approval; and (b) file a notice with the Court announcing the Successful Bidder and the Sale Hearing.

8. If only one Qualified Bid is received by the Debtor by the Bid Deadline, the Debtor shall not hold an Auction and such Qualified Bid shall be the Successful Bid. If no Qualified Bid is received by the Debtor by the Bid Deadline, the Debtor shall not hold an Auction and shall not request approval of a sale of the Equity Interests at the Sale Hearing.

9. All bidders submitting a Qualified Bid are deemed to have submitted to the exclusive jurisdiction of this Court with respect to all matters related to the proposed Sale, their bids, the Auction, the terms and conditions of the transfer of the Equity Interests, and the marketing process and waive the right to assert any other venue and any right to a jury trial in connection with any disputes relating to the proposed Sale, their bids, the Auction, the terms and conditions of the transfer of the Equity Interests, and the marketing process.

10. The Court will consider approval of the Sale to the Successful Bidder at the Sale Hearing on **June 25, 2015, at _______ (Houston Time)**. . The Sale Hearing may be adjourned by the Debtor from time to time without further notice to creditors or other parties in interest other than by announcement of the adjournment in open court on the date scheduled for the Sale Hearing or by filing a notice on the docket of the Debtor's Chapter 11 Case.

11. The Sale Notice is hereby approved. Within one (1) business day following entry of this Order, the Debtor shall serve the Sale Notice by first class mail, postage prepaid, upon the Sale Notice Parties. In addition, the Debtor shall post the information contained in this section on the website for the Debtor's noticing agent, Kurtzman Carson Consultants LLC.

12. All objections to the Sale or any relief requested in this Motion, other than the relief granted by this Court in the Bidding Procedures Order, must be: (a) in writing; (b) signed by counsel or attested to by the objecting party; (c) in conformity with the Bankruptcy Rules and the Local Rules; (d) filed with the Clerk of the Bankruptcy Court, 515 Rusk Avenue, Houston,

Texas 77002 by no later than **4:00 p.m. (Houston Time) on June 24, 2015** (the "Objection Deadline"); and (e) served in accordance with the Local Rules so as to be received on or before the Objection Deadline by the following: (i) co-counsel for the Debtor: Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038 (Attn: Matthew G. Garofalo, Esq.) and Hawash Meade Gaston Neese & Cicack LLP, 2118 Smith Street, Houston, Texas 77002 (Attn: Walter Cicack, Esq.); (ii) counsel to the Committee: Akin Gump Strauss Hauer & Feld LLP, One Bryant Park, Bank of America Tower, New York, NY 10036 (Attn: Michael S. Stamer and Meredith A. Lahaie); and (iii) U.S. Trustee: 515 Rusk Avenue, Suite 3516, Houston, Texas 77002 (Attn: Hector Duran). Each objection shall state the legal and factual basis of such objection and may be orally supplemented at the Sale Hearing. If an objection is not filed and served on or before the Objection Deadline in accordance with the foregoing requirements, the objecting party shall be barred from objecting to the Sale and shall not be heard at the Sale Hearing, and this Court may enter the Sale Order without further notice to such party.

13. Failure to file an objection on or before the Objection Deadline shall be deemed to be "consent" for purposes of section 363(f) of the Bankruptcy Code.

14. No finding or ruling is made in this Bidding Procedures Order as to the adequacy of the proposed Sale, it being intended that such approval will be sought at the Sale Hearing.

15. In the event that there is a conflict between this Order or the Bidding Procedures, on the one hand, and the Motion or a Purchase and Sale Agreement, on the other hand, this Order and the Bidding Procedures shall control and govern.

16. The Debtor is authorized to take any corporate action that is required in order to effectuate the Turbine Asset Purchase, as set forth in the Motion.

17. This Order shall be effective immediately upon entry, and any stay of orders provided for in Bankruptcy Rule 6004(h) or any other provision of the Bankruptcy Code, the Bankruptcy Rules, or the Local Rules is expressly waived. The Debtor is not subject to any stay in the implementation, enforcement or realization of the relief granted in this Order, and may, in its sole discretion and without further delay, take any action and perform any act authorized or approved under this Order.

18. The Court shall retain jurisdiction over any matter or dispute arising from or relating to the implementation of this Order.

Dated: ______________________

______________________________
UNITED STATES BANKRUPTCY JUDGE

# EXHIBIT 1

**Bidding Procedures**

**Bidding Procedures**

Set forth below are the bidding procedures (the "Bidding Procedures") to be employed with respect to a sale of the equity interests of the direct subsidiaries of BPZ Resources, Inc. (the "Debtor", and together with its direct and indirect subsidiaries, the "Company"), consisting of the equity interests in the non-debtor subsidiaries BPZ Energy U.S. Holdings L.L.C. and BPZ Energy International Holdings, L.P. (collectively, the "Equity Interests"). The Equity Interests being acquired and the terms and conditions upon which the Debtor contemplates consummating a sale are further described in the form Equity Interest Purchase and Sale Agreement (the "Form PSA").

On June __, 2015 the United States Bankruptcy Court for the Southern District of Texas, Victoria Division (the "Court") entered an order (the "Bidding Procedures Order"), which, among other things, authorized the Debtor to determine the highest or otherwise best offer for the Equity Interests through the Bidding Procedures. The sale of the Equity Interests (the "Sale") is subject to competitive bidding as set forth herein and approval by the Court pursuant to sections 105 and 363 of title 11 of the United States Code (the "Bankruptcy Code"), and Rules 2002, 6004, 9007 and 9014 of the Federal Rules of Bankruptcy Procedure.

1. **Participation Requirements and Due Diligence**

(a) To participate in the bidding process or the Auction (as defined below), a person or entity interested in acquiring the Equity Interests (each, a "Potential Bidder") must first deliver the following materials to the Debtor and its advisors: (1) an executed confidentiality agreement in form and substance satisfactory to the Debtor and its advisors (the "Confidentiality Agreement") and (2) written evidence that enables the Debtor and its advisors, with the consent of the official committee of unsecured creditors (the "Committee"), to reasonably determine whether a Potential Bidder has the financial, operational, and other ability to close the proposed transaction for the purchase of the Equity Interests (the "Proposed Transaction"). Without limiting the foregoing sentence, the Confidentiality Agreement will provide that all non-public information about the Debtor received by a Potential Bidder will be kept strictly confidential in accordance therewith and used only in connection with analyzing the Proposed Transaction.

(b) The Debtor or its advisors shall post in the Debtor's data room these Bidding Procedures, together with a WORD copy of the Form PSA. All Potential Bidders, whether deemed Qualified Bidders (as defined below) or not, consent to the jurisdiction of the Court to determine matters concerning the Proposed Transaction and their bids (each, a "Bid") (whether or not one is made), the Auction, or the marketing process generally and waive any right to any other venue.

(c) Any Potential Bidder wishing to conduct due diligence concerning the Proposed Transaction shall be granted (i) reasonable access to the Debtor's management during normal business hours and (ii) access to all relevant information regarding the business of the

Debtor reasonably necessary to enable a Potential Bidder to evaluate the Proposed Transaction. The Debtor shall make such document access available to Potential Bidders through an electronic data room as soon as reasonably practicable following the execution of the Confidentiality Agreement. Potential Bidders interested in conducting due diligence should contact Houlihan Lokey Capital, Inc. ("Houlihan"), 245 Park Avenue, 20th Floor, New York, New York 10167 (Attn: John-Paul Hanson – JHanson@HL.com). Notwithstanding the foregoing, Houlihan is not required to provide confidential, business-sensitive or proprietary information to any person if the Debtor reasonably believes that such disclosure would be detrimental to the interest of the Debtor's estate. All due diligence must be completed before the Bid Deadline (as defined below). No condition(s) allowing or regarding further due diligence will be accepted after the Bid Deadline unless otherwise determined by the Debtor. Potential Bidders are required to exercise their own discretion before relying on any information provided by the Debtor regarding the Proposed Transaction. Neither the Debtor nor its representatives or advisors are responsible for, and will bear no liability with respect to, any information obtained by Potential Bidders pursuant hereto.

(d) The Debtor and its advisors shall: (i) receive and evaluate any Bids from Potential Bidders; (ii) negotiate offers made to purchase the Equity Interests; (iii) request information from Potential Bidders, engage in discussions with Potential Bidders, and take such other actions to determine whether any Bid constitutes or could lead to a Qualified Bid; and (iv) take any other actions contemplated under these Bidding Procedures.

**2. Submission of Bids**

(a) Any Potential Bidder interested in the Proposed Transaction must submit a Bid prior to **June 19, 2015 at 4:00 p.m. (Houston Time)** (the "Bid Deadline"). The Debtor, with the consent of the Committee, may extend the Bid Deadline, provided that the Debtor notifies all Potential Bidders of any such extension. In order for a Bid to be considered, it must be a "Qualified Bid." A Potential Bidder will be deemed to be a "Qualified Bidder" if the Debtor and its advisors (in consultation with the advisors to the Committee), in their sole discretion, determine that such Potential Bidder submitted a Qualified Bid.

(b) A Bid will be considered a "Qualified Bid" only if the Bid satisfies the following requirements prior to the Bid Deadline:

(i) Provides for the acquisition of the Equity Interests pursuant to an executed purchase and sale agreement (a "Purchase and Sale Agreement") that contains terms no less favorable to the Debtor's estate than the Form PSA, as determined by the Debtor, with the consent of the Committee; provided, however, that the Debtor, with the consent of the Committee, may consider an executed Purchase and Sale Agreement that provides for the purchase of other assets of the Company, so long as such Purchase and Sale Agreement otherwise satisfies the other requirements set forth below;

(ii) Provides that the Bid shall remain irrevocable until thirty (30) days after the Sale Hearing (as defined below), provided, that if such Bid is accepted as the Successful Bid or the Backup Bid (each, as defined below), such Bid shall continue to remain irrevocable, subject to the terms and conditions of the Bidding Procedures;

(iii) Includes written evidence that the Debtor concludes, with the consent of the Committee, that the Qualified Bidder has demonstrated the necessary financial ability to close the Proposed Transaction and provide adequate assurance of future performance under all contracts to be assumed and assigned in such Proposed Transaction (if any). Such information must include, among other things, the following: (A) contact names and numbers for verification of financing sources; (B) written evidence of the Bidder's internal resources and proof of any debt funding commitments and, if applicable, equity commitments in an aggregate amount equal to the cash portion of such Bid or the posting of an irrevocable letter of credit from a recognized banking institution issued in favor of the Debtor in the amount of the cash portion of such Bid, in each case, as are needed to close the Proposed Transaction; (C) the Bidder's current financial statements (audited if they exist) or other similar financial information reasonably acceptable to the Debtor; and (D) any such other form of financial disclosure or credit-quality support information or enhancement reasonably acceptable to the Debtor demonstrating that such Bidder has the ability to close the Proposed Transaction;

(iv) Includes written evidence that such Qualified Bidder has obtained authorization and approval from its board of directors (or comparable governing body) with respect to the submission of its Bid and the execution of the agreements associated therewith, or a representation that no such authorization or approval is required;

(v) Provides that any cash portion of the purchase price will be paid in cash, cash equivalents, or such other consideration acceptable to the Debtor;

(vi) Be accompanied by wire transfer of immediately available funds, in the form of cash or a letter of credit, to an escrow agent designated by the Debtor before the Bid Deadline of an earnest money cash deposit of not less than ten percent (10%) of the purchase price contained in the Bid (the "Good Faith Deposit");

(vii) Includes a proposed path and timeline reasonably satisfactory to the Debtor, with the consent of the Committee, that exhibits the Qualified Bidder is reasonably likely to obtain prompt regulatory approval to consummate the Proposed Transaction;

(viii) Is submitted in the form of a legally binding Purchase and Sale Agreement, fully executed by the Qualified Bidder in a clean copy, together with redlined copy marked against the Form PSA, that further:

(1) Identifies the Qualified Bidder and any members of its investor group, if applicable, and full disclosure of any parent companies of the Qualified Bidder;

(2) Identifies with specificity the Equity Interests being purchased, the liabilities being assumed and any contracts and leases the Qualified Bidder seeks to have assigned (if any);

(3) Identifies all conditions to the Qualified Bidder's obligation to consummate the Proposed Transaction;

(4) Is not subject to any conditions, representations, or terms that the Debtor determines to be unacceptable;

(5) Describes with specificity the total consideration proposed to be paid for the Equity Interests;

(6) Is not conditioned upon the Court's approval of any bid protections, such as a break-up fee, termination fee, expense reimbursement, working fee or similar type of payment;

(7) Is not conditioned upon tax, due diligence, financing or other contingency;

(8) Does not contain any condition to closing of the Proposed Transaction relating to the receipt of any third party approvals (excluding required Court approval);

(9) Expressly acknowledges and represents that the Qualified Bidder: (A) has had an opportunity to conduct any and all due diligence regarding the Proposed Transaction prior to making its Bid, (B) has relied solely upon its own independent review, investigation and/or inspection of any documents in making its Bid or that of any of its legal, financial or other advisors, (C) did not rely upon any written or oral statements, representations, promises, warranties or guaranties whatsoever, whether express, implied, by operation of law or otherwise, regarding the business of the Company or the Proposed Transaction, or the completeness or accuracy of any information provided in connection therewith, except as expressly stated in the representations and warranties contained in the Purchase and Sale Agreement ultimately accepted and executed by the Debtor, and (D) accepts and consents to these Bidding Procedures and acknowledges the Court's exclusive jurisdiction to resolve issues related thereto;

(10) Sets forth the anticipated timeframe for consummating the Proposed Transaction; and

(11) Contains other information reasonably requested by the Debtor and its advisors.

(c) A Qualified Bidder that desires to make a Bid must deliver copies of its Bid prior to the Bid Deadline via email to (1) BPZ Resources, Inc., the Debtor, attn.: J. Durkin Ledgard, E-mail: durkin_ledgard@bpzresources.com; (2) Houlihan, as investment banker for the Debtor, attn: John-Paul Hanson, E-mail: jhanson@HL.com; (3) Stroock & Stroock & Lavan LLP, as co-counsel for the Debtor, attn: Matthew G. Garofalo, Esq., E-mail: mgarofalo@stroock.com and Hawash Meade Gaston Neese & Cicack LLP, as co-counsel for the Debtor, attn: Walter Cicack, Esq., E-mail: wcicack@hmgnc.com; and (4) Akin Gump Strauss Hauer & Feld LLP, as counsel to the Committee, attn: Michael S. Stamer and Meredith A. Lahaie, E-mail: mstamer@AkinGump.com and mlahaie@akingump.com; provided that if the Debtor receives a Bid prior to the Bid Deadline that is not a Qualified Bid the Debtor may provide the Bidder with the opportunity to remedy any deficiencies prior to the Auction.

(d) The Debtor, in its business judgment, reserves the right to reject any Bid if such Bid:

(1) Is on terms that are more burdensome or conditional than the terms of the Form PSA;

(2) Is not received by the Bid Deadline;

(3) Is subject to any contingencies (including representations, warranties, covenants and timing requirements) of any kind or any other conditions precedent to such party's obligation to acquire the Equity Interests (other than as may be included in the Form PSA); or

(4) Is not a Qualified Bid for any other reason as set forth above.

Any Bid rejected pursuant to this paragraph shall not be deemed to be a Qualified Bid. In the event that any Bid is so rejected, the Debtor shall cause such Potential Bidder to be refunded its Good Faith Deposit and all accumulated interest thereon within three (3) business days after the Bid Deadline.

(e) Prior to the Auction, the Debtor shall determine, in consultation with the advisors to the Committee, which Qualified Bid represents the then-highest or otherwise best bid (the "Initial Highest Bid" and the entity submitting such Bid, the "Initial Highest Bidder"). At least one business day prior to the Auction, each Qualified Bidder that timely submitted a Qualified Bid will be advised of such Initial Highest Bid and the Debtor shall distribute copies of such Initial Highest Bid to other Qualified Bidders.

**3. Due Diligence From Potential Bidders or Qualified Bidders**

Each Potential Bidder shall comply with all reasonable requests for additional information by the Debtor or its advisors regarding such Potential Bidder's financial wherewithal to consummate and perform obligations in connection with the Proposed Transaction. Failure by a Potential

Bidder to comply with requests for additional information may be a basis for the Debtor and its advisors to determine that a Potential Bidder is not a Qualified Bidder. Similarly, each Qualified Bidder shall comply with all reasonable requests for additional information by the Debtor or its advisors regarding such Qualified Bidder's financial wherewithal to consummate and perform obligations in connection with the Proposed Transaction as the Auction progresses. Failure by a Qualified Bidder to comply with requests for additional information may be a basis for the Debtor and its advisors to determine that the Qualified Bidder may no longer participate in the Auction. The Debtor may disqualify any Qualified Bidder and Qualified Bid from participation in the Auction in the Debtor's discretion.

**4. "As Is, Where Is"**

The sale of the Equity Interests shall be without representations or warranties of any kind, nature or description by the Debtor, its advisors, agents or estate or any other party, except to the extent set forth in the Purchase and Sale Agreement between the Debtor and the Successful Bidder (as defined below). Except as otherwise provided in the Successful Bidder's Purchase and Sale Agreement, the Equity Interests shall be sold free and clear of all pledges, liens, security interests, encumbrances, claims, charges, options and interests therein (collectively, the "Claims") pursuant to section 363(f) of the Bankruptcy Code, such Claims to attach to the net proceeds of the sale of the Equity Interests, with the same validity and priority as existed immediately prior to such sale.

**5. No Auction**

If only one Qualified Bid is received by the Debtor by the Bid Deadline, the Debtor shall not hold an Auction and such Qualified Bid shall be the Successful Bid. If no Qualified Bid is received by the Debtor by the Bid Deadline, the Debtor shall not hold an Auction and shall not request approval of a sale of the Equity Interests at the Sale Hearing.

**6. The Auction**

(a) If two or more Qualified Bids have been submitted for the Equity Interests in accordance with these Bidding Procedures, the Debtor is authorized to conduct an Auction on **June 23, 2015 at 10:00 a.m. (Houston Time)** with respect to such Qualified Bids in order to determine the highest and best Bid (the "Successful Bid") to submit for approval by the Court. The Auction shall be organized and conducted by the Debtor at the offices of Baker & Hostetler LLP, 811 Main Street, Suite 1100, Houston, Texas 77002, or such other location as may be announced prior to the Auction to the Auction Participants (defined below). The Debtor, with the consent of the Committee, has the right to adjourn or cancel the Auction at or prior to the Auction.

(b) The Auction will be governed by the following procedures:

(i) The Auction will be recorded by an authorized court reporter.

(ii) The only persons or entities who will be permitted to Bid at the Auction are the authorized representatives of each Qualified Bidder[2] (the "Auction Participants"). While only the Auction Participants may make Qualified Bids at the Auction, the Auction may be attended by representatives of the Debtor, the Committee and the U.S. Trustee.

(iii) Each Qualified Bidder participating at the Auction will be required to represent that it has not engaged in any collusion with respect to the bidding or the Proposed Transaction.

(iv) The Auction shall be conducted by the Debtor in accordance with such procedures and requirements as may be established at the discretion of the Debtor and its advisors, with the consent of the Committee, to result in the highest and best offer for the Equity Interests, which rules shall be announced prior to commencement of the Auction and may include the determination of the amount of time between Qualified Bids, the conducting of multiple rounds of open bidding, and to declare that the Auction has ended when no further Bids are timely made or otherwise. The Debtor may waive and/or employ and announce at the Auction additional rules that are reasonable under the circumstances for conducting the Auction provided that such rules are (A) not inconsistent with the Bidding Procedures Order, the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure, the Local Bankruptcy Rules of the Court, or any order of the Court entered in connection with this Chapter 11 Case and (B) disclosed to each Qualified Bidder.

(v) The first Qualified Bid at the Auction shall be deemed to have been made by the Initial Highest Bidder in the amount of the Initial Highest Bid. Thereafter, the Auction will continue in the manner determined by the Debtor above; provided, however, (A) additional Bids must be Qualified Bids (except that subsequent Qualified Bids made at the Auction, need not be received by the Bid Deadline) and (B) additional Qualified Bids must be made in higher increments of at least $500,000 in cash (the "Minimum Bid Increment"). Each such additional Qualified Bid, shall be referred to herein as an "Overbid".

(vi) The Debtor shall determine, with the consent of the Committee, whether a Qualified Bid by a Qualified Bidder at the Auction matches or is higher and better than the prior Qualified Bid.

---

[2] Parties that have submitted bids for the Company's assets, which were determined to be "Qualified Bids" by the Debtor, shall be deemed to be "Qualified Bidders" for purposes of these Bidding Procedures.

(vii) The Auction shall continue until there is one Qualified Bid for the Equity Interests that the Debtor determines, after consultation with the advisors to the Committee, is the highest or best Qualified Bid at the Auction. At the conclusion of the Auction, the Debtor shall: (A) select the highest and best offer for the Equity Interests (the "Successful Bid"); (B) notify the person that made the Successful Bid (the "Successful Bidder") that such person's offer has been determined by the Debtor to be the Successful Bid, subject only to Court approval; and (C) file a notice with the Court announcing the Successful Bidder and the hearing to be conducted for approval of same (the "Sale Hearing"). The Sale Hearing shall be held on **June 25, 2015**, or such other date as the Court may set. . The Sale Hearing may be adjourned by the Debtor from time to time without further notice to creditors or other parties in interest other than by announcement of the adjournment in open court on the date scheduled for the Sale Hearing or by filing a notice on the docket of the Debtor's chapter 11 case. Prior to the Sale Hearing, the Successful Bidder shall complete and sign all agreements and documents as necessary to bind the Successful Bidder to all of the terms and conditions contemplated by the Successful Bid.

(viii) The Good Faith Deposit of the Successful Bidder shall be applied by the Debtor against the purchase price to be paid by the Successful Bidder or held by the Debtor and forfeited, as the case may be, in accordance with the terms of the Purchase and Sale Agreement associated with the Successful Bid.

(ix) The Debtor shall not be deemed to have finally accepted any Qualified Bid unless and until such Qualified Bid and the Debtor's acceptance thereof have been authorized by order of the Court.

**7. Good Faith Deposits**

The Good Faith Deposits of all Qualified Bidders shall be held in one or more accounts by the Debtor, but shall not become property of the Debtor's estate absent further order of the Court. The Good Faith Deposit of any Qualified Bidder that is neither the Successful Bidder nor the Backup Bidder shall be returned to such Qualified Bidder not later than five (5) business days after the Sale Hearing. The Good Faith Deposit of the Backup Bidder, if any, shall be returned to the Backup Bidder on the date that is the earlier of 72 hours after (1) the closing of the transaction with the Successful Bidder for the assets bid upon by the Backup Bidder, and (2) the Outside Backup Date (as defined below). If the Successful Bidder timely closes the winning transaction, its Good Faith Deposit shall be credited towards the purchase price.

**8. Backup Bidder**

(a) Notwithstanding anything in the Bidding Procedures to the contrary, if an Auction is conducted, the Qualified Bidder with the next highest or otherwise best Bid at the Auction, as determined by the Debtor, after consulting with the advisors to the Committee, will be designated as the backup bidder (the "Backup Bidder"). The Backup Bidder shall be required to keep its initial Bid (or if the Backup Bidder submitted one or more Overbids at the Auction, the Backup Bidder's final Overbid) (the "Backup Bid") open and irrevocable until the earlier of (1) 4:00 p.m. (Houston Time) on the date that is thirty (30) days after the date of entry of the Sale Order (the "Outside Backup Date"), or (2) the closing of the transaction with the Successful Bidder.

(b) Following the Sale Hearing, if the Successful Bidder fails to consummate the Proposed Transaction, the Backup Bidder will be deemed to have the new prevailing bid, and the Debtor will be authorized, without further order of the Court, to consummate the transaction with the Backup Bidder. In such case of a breach or failure to perform on the part of such Successful Bidder, the defaulting Successful Bidder's deposit shall be forfeited to the Debtor. The Debtor reserves the right to seek all available damages, including specific performance, from any defaulting Successful Bidder (including any Backup Bidder designated as a Successful Bidder) in accordance with the terms of these Bidding Procedures.

**9. Reservation of Rights**

The Debtor further reserves the right, as it may reasonably determine to be in the best interest of its estate, to: (1) determine which bidders are Qualified Bidders; (2) determine which Bids are Qualified Bids; (3) determine which Qualified Bid is the highest or best proposal and which is the next highest or best proposal; (4) reject any Bid that is (A) inadequate or insufficient, (B) not in conformity with the requirements of the Bidding Procedures or the requirements of the Bankruptcy Code or (C) contrary to the best interests of the Debtor and its estate; (5) waive terms and conditions set forth herein with respect to all Potential Bidders; (6) impose additional terms and conditions with respect to all Potential Bidders; (7) extend the deadlines set forth herein; (8) continue or cancel the Auction and/or Sale Hearing in open court without further notice; and (9) modify the Bidding Procedures and implement additional procedural rules that the Debtor determines, in its business judgment, will better promote the goals of the bidding process and discharge the Debtor's fiduciary duties and are not inconsistent with any Court order.

# EXHIBIT 2

**Sale Notice**

**IN THE UNITED STATES BANKRUPTCY COURT**
**SOUTHERN DISTRICT OF TEXAS**
**VICTORIA DIVISION**

| | | |
|---|---|---|
| In re: | § | Chapter 11 |
| | § | |
| BPZ Resources, Inc., | § | Case No.: 15-60016 (DRJ) |
| | § | |
| Debtor. | § | |

**NOTICE OF (I) SOLICITATION OF BIDS; (II) BIDDING PROCEDURES; (III) AUCTION; (IV) SALE HEARING AND (V) RELATED RELIEF AND DATES**

**TO ALL CREDITORS AND OTHER PARTIES IN INTEREST:**

**PLEASE TAKE NOTICE** that on March 9, 2015, BPZ Resources, Inc., the debtor and debtor in possession in the above-captioned Chapter 11 case (the "Debtor") filed a voluntary petition for relief under Chapter 11 of Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas (the "Court").

**PLEASE TAKE FURTHER NOTICE** that on June 8, 2015 the Debtor filed the *Debtor's Emergency Motion Pursuant to 11 U.S.C. §§ 105(a) and 363 and Bankruptcy Rules 2002 and 6004 for Orders (I) (A) Approving Bidding Procedures and Notice Procedures Related to the Proposed Sale of Assets and (B) Scheduling a Hearing on Approval of the Proposed Sale of Assets; (II) Approving the Sale of Assets Free and Clear of Claims and Liens; (III) Authorizing the Debtor to Take Certain Corporate Actions to Purchase the Turbine Assets and (IV) Granting Related Relief* [Dkt. No.___] (the "Motion") with the clerk of the Bankruptcy Court seeking, among other things, (a) entry of an order (the "Bidding Procedures Order") (i) scheduling a hearing (the "Sale Hearing") on approval of the proposed sale (the "Sale") of the equity interests of the direct subsidiaries of the Debtor, consisting of the equity interests in the non-debtor subsidiaries BPZ Energy U.S. Holdings L.L.C. and BPZ Energy International Holdings, L.P. (collectively, the "Equity Interests"), free and clear of liens, claims, encumbrances and other interests and (ii) authorizing and approving certain bidding procedures for the Sale (collectively, the "Bidding Procedures", a copy of which is attached as Exhibit 1 to the Bidding Procedures Order); (b) entry of an order authorizing and approving the Sale after the Sale Hearing (the "Sale Order"); and (c) authorizing the Debtor to take certain corporate actions to purchase certain turbines (the "Turbine Assets"). Please note that all capitalized terms used but not defined herein shall have the meanings set forth in the Motion.

**PLEASE TAKE FURTHER NOTICE** that on June __, 2015, the Bankruptcy Court entered the Bidding Procedures Order [Dkt. No. ___]. The Debtor is soliciting offers for the purchase of its assets as set forth in the Bidding Procedures. **All interested bidders should carefully read the Bidding Procedures and Bidding Procedures Order**. To the extent that there are any

inconsistencies between this notice and the Bidding Procedures or Bidding Procedures Order, the Bidding Procedures or Bidding Procedures Order, as applicable, shall govern in all respects.

**PLEASE TAKE FURTHER NOTICE** that, pursuant to the Bidding Procedures Order, in the event that the Debtors timely receive two or more Qualified Bids, the Debtor will conduct an auction (the "Auction"), which shall be held at the offices of Baker & Hostetler LLP, 811 Main Street, Suite 1100, Houston, Texas 77002, on **June 23, 2015 at 10:00 a.m. (Houston Time)** or such later date and time as selected by the Debtor. The Auction shall be conducted in a timely fashion according to the Bidding Procedures. Only Qualified Bidders with Qualified Bids, as determined in accordance with the Bidding Procedures, shall be entitled to make any subsequent bids at the Auction. A Qualified Bidder that desires to make a bid shall deliver a written or electronic copy of its bid to the parties identified in the Bidding Procedures so as to be received prior to **June 19, 2015 at 4:00 p.m. (Houston Time)** (the "Bid Deadline") and otherwise comply with the Bidding Procedures.

**PLEASE TAKE FURTHER NOTICE** that if no Qualified Bid is received by the Debtor by the Bid Deadline, the Debtor shall not hold an Auction and shall not request approval of a sale of the Equity Interests at the Sale Hearing.

**PLEASE TAKE FURTHER NOTICE** that the Successful Bid will be subject to approval by the Court. The Sale Hearing to consider approval of the Sale of the Equity Interests to the Successful Bidder is presently scheduled to take place on **June 25, 2015 at _____ (Houston Time)**, or as soon thereafter as counsel may be heard, before the Honorable David Jones in Courtroom 400 in the United States Courthouse, 515 Rusk Avenue, Houston, Texas 77002, or before any other judge who may be sitting in his place and stead. The Sale Hearing may be adjourned by the Debtor from time to time without further notice to creditors or other parties in interest other than by announcement of the adjournment in open court on the date scheduled for the Sale Hearing or by filing a notice on the docket of the Debtor's chapter 11 case.

**PLEASE TAKE FURTHER NOTICE** that, except as otherwise set forth in the Bidding Procedures Order, objections, if any, to the Sale of the Equity Interests, or any relief requested in the Motion other than the relief granted by this Court in the Bidding Procedures Order **must** be: (a) in writing; (b) signed by counsel or attested to by the objecting party; (c) in conformity with the Bankruptcy Rules and the Local Rules; (d) filed with the Clerk of the Bankruptcy Court, 515 Rusk Avenue, Houston, Texas 77002 by no later than **4:00 p.m. (Houston Time)** on June 24, 2015 (the "Objection Deadline"); and (e) served in accordance with the Local Rules so as to be received on or before the Objection Deadline by the following: (i) co-counsel for the Debtor: Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038 (Attn: Matthew G. Garofalo, Esq.) and Hawash Meade Gaston Neese & Cicack LLP, 2118 Smith Street, Houston, Texas 77002 (Attn: Walter Cicack, Esq.); (ii) counsel to the Committee: Akin Gump Strauss Hauer & Feld LLP, One Bryant Park, Bank of America Tower, New York, NY 10036 (Attn: Michael S. Stamer and Meredith A. Lahaie); and (iii) U.S. Trustee: 515 Rusk Avenue, Suite 3516, Houston, Texas 77002 (Attn: Hector Duran). Each objection shall state the legal and factual basis of such objection and may be orally supplemented at the Sale Hearing.

**CONSEQUENCES OF FAILING TO TIMELY MAKE AN OBJECTION**

**ANY PARTY OR ENTITY WHO FAILS TO TIMELY MAKE AN OBJECTION TO THE SALE ON OR BEFORE THE OBJECTION DEADLINE IN ACCORDANCE WITH THE BIDDING PROCEDURES ORDER SHALL BE FOREVER BARRED FROM ASSERTING ANY OBJECTION TO THE SALE, INCLUDING WITH RESPECT TO THE TRANSFER OF THE EQUITY INTERESTS FREE AND CLEAR OF ALL LIENS, CLAIMS, ENCUMBRANCES, AND OTHER INTERESTS, EXCEPT AS SET FORTH IN THE APPLICABLE PURCHASE AND SALE AGREEMENT RELATED THERETO. IF YOU FAIL TO RESPOND IN ACCORDANCE WITH THIS NOTICE, THE COURT MAY GRANT CERTAIN OF THE RELIEF REQUESTED IN THE MOTION WITHOUT FURTHER NOTICE OR HEARING.**

**PLEASE TAKE FURTHER NOTICE** that copies of the Motion, the Bidding Procedures Order, the Bidding Procedures, and the Form PSA, are available: (a) upon request to the Debtor's noticing agent, Kurtzman Carson Consultants LLC ("KCC"), by calling (866) 381-9100; (b) by visiting the website maintained by KCC in this Chapter 11 case at http://www.kccllc.net/bpz (the "KCC Website") or (c) for a fee via PACER by visiting http://ecf.txsb.uscourts.gov.

**PLEASE TAKE FURTHER NOTICE** that you may obtain additional information concerning the above-captioned Chapter 11 case at the KCC Website.

[*Remainder of Page Intentionally left Blank*]

Dated: June _8_, 2015

Respectfully submitted,

HAWASH MEADE GASTON NEESE & CICACK LLP

By: */s/ Walter Cicack*
WALTER CICACK
Texas State Bar No. 04250535
2118 Smith Street
Houston, Texas 77002
Telephone: (713) 658-9001
Facsimile: (713) 658-9011

and

STROOCK & STROOCK & LAVAN LLP
Kristopher M. Hansen (admitted *pro hac vice*)
Frank A. Merola (admitted *pro hac vice*)
Matthew G. Garofalo (admitted *pro hac vice*)
180 Maiden Lane
New York, NY 10038
Telephone: (212) 806-5400
Facsimile: (212) 806-6006

ATTORNEYS FOR THE DEBTOR AND DEBTOR-IN-POSSESSION

# EXHIBIT B

## Form Equity Interest Purchase and Sale Agreement

**EQUITY INTEREST**
**PURCHASE AND SALE AGREEMENT**

**IN RESPECT OF**

**BPZ ENERGY U.S. HOLDINGS, L.L.C.**
**AND**
**BPZ ENERGY INTERNATIONAL HOLDINGS, L.P.**

**BY AND BETWEEN**

**BPZ RESOURCES, INC**

**AND**

**[BUYER ENTITY]**

**DATE AS OF**

**[DATE]**

## TABLE OF CONTENTS

Page

ARTICLE 1
DEFINITIONS

1.1 Definitions....................2
1.2 Rules of Interpretation....................8

ARTICLE 2
PURCHASE AND SALE; CLOSING

2.1 Purchase and Sale; Closing....................8
2.2 Closing Deliveries....................9
2.3 Conditions to Effectiveness; Deposit Amount....................9
2.4 Disposition of Deposit Amount....................9

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF SELLER

3.1 Organization, Qualification and Power....................10
3.2 Authorization....................10
3.3 Enforceability....................10
3.4 Noncontravention....................10
3.5 Ownership....................11
3.6 Legal Compliance....................11
3.7 Litigation....................11
3.8 Governmental Approvals....................11
3.9 Brokers' Fees....................12
3.10 Bank Accounts, Powers of Attorney....................12
3.11 Maintenance of Separateness....................12
3.12 Oil and Gas Matters....................12
3.13 Disclaimer of Other Representations and Warranties....................12

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF BUYER

4.1 Organization....................13
4.2 Authorization....................14
4.3 Enforceability....................14
4.4 Noncontravention....................14
4.5 Legal Proceedings....................14
4.6 Bankruptcy....................14
4.7 Investment Company; Exon-Florio....................14
4.8 Accredited Investor; Investment....................15
4.9 Brokers' Fees....................15

4.10 Funding ....... 15
4.11 Due Diligence Investigation and Other Acknowledgements ....... 15
4.12 Turbine Proceeds ....... 16

ARTICLE 5
CONDITIONS TO OBLIGATIONS TO CLOSE

5.1 Conditions to Obligation of Buyer ....... 16
5.2 Conditions to Obligation of Seller ....... 17

ARTICLE 6
EXPIRATION OF REPRESENTATIONS AND WARRANTIES; NO RECOURSE

6.1 Expiration of Representations and Warranties ....... 19
6.2 No Recourse ....... 19

ARTICLE 7
CERTAIN COVENANTS

7.1 Efforts to Close ....... 19
7.2 Notice of Developments ....... 19
7.3 Securities Law Covenant ....... 19
7.4 Announcements ....... 20

ARTICLE 8
TAX MATTERS

ARTICLE 9
TERMINATION

9.1 Termination ....... 20
9.2 Effect of Termination ....... 21

ARTICLE 10
MISCELLANEOUS

10.1 No Third Party Beneficiaries ....... 21
10.2 Succession and Assignment ....... 21
10.3 Counterparts ....... 21
10.4 Headings ....... 22
10.5 Notices ....... 22
10.6 Governing Law; Forum; Submission to Jurisdiction ....... 22
10.7 WAIVER OF JURY TRIAL ....... 23
10.8 Expenses; Attorney's Fees; No Consequential Damages ....... 23
10.9 Amendments and Waivers ....... 23
10.10 Severability ....... 23
10.11 Enforcement of the Agreement ....... 23
10.12 Construction ....... 24

10.13 Entire Agreement ....................24

**EXHIBITS**

| | |
|---|---|
| Exhibit A | Seller's Knowledge |
| Exhibit B-1 | Form of Transfer Instrument (BPZ US) |
| Exhibit B-2 | Form of Transfer Instrument (BPZ International) |
| Exhibit 5.1(d) | Form of Seller Certificate Regarding Closing Conditions |
| Exhibit 5.1(e) | Form of Seller Incumbency Certificate |
| Exhibit 5.1(i) | Form of Seller Certificate Regarding Resolutions |
| Exhibit 5.2(d) | Form of Buyer Certificate Regarding Closing Conditions |
| Exhibit 5.2(e) | Form of Buyer Incumbency Certificate |
| Exhibit 5.2(g) | Form of Buyer Certificate Regarding Resolutions |

**SELLER DISCLOSURE SCHEDULE**

| | |
|---|---|
| Section 1.1(b) | Permitted Encumbrances |
| Section 3.5(a) | Ownership of Group Companies |
| Section 3.5(b) | Description of Turbine Assets |
| Section 3.7 | Litigation |
| Section 3.11 | Bank Accounts; Powers of Attorney |
| Section 3.12(d) | Joint Operating Agreement |
| Section 5.1(f) | Seller Consents |

**BUYER DISCLOSURE SCHEDULE**

| | |
|---|---|
| Section 5.2(f) | Buyer Consents |

**EQUITY INTEREST**
**PURCHASE AND SALE AGREEMENT**

THIS EQUITY INTEREST PURCHASE AND SALE AGREEMENT (this "Agreement") is entered into as of June [__], 2015, by and between [BUYER ENTITY] ("Buyer"), a [ENTITY TYPE] organized and existing under the laws of [ JURISDICTION OF INCORPORATION], and BPZ RESOURCES INC., a corporation organized and existing under the laws of the State of Texas ("Seller"). Buyer and Seller are referred to collectively herein as the "Parties."

**RECITALS**

**WHEREAS**, Seller owns, directly, one hundred percent of the outstanding limited liability company interests in BPZ U.S. Holdings, L.L.C. ("BPZ US"), a limited liability corporation organized and existing under the laws of the State of Texas;

**WHEREAS**, Seller owns, directly, ninety percent (90%) of the outstanding equity interests in BPZ International Holdings L.P. ("BPZ International"), a limited partnership organized and existing under the laws of the British Virgin Islands;

**WHEREAS**, BPZ US owns, directly, ten percent (10%) of the outstanding equity interests in BPZ International;

**WHEREAS**, BPZ International owns, directly, (a) one hundred percent of the outstanding limited liability company interests in BPZ Energy, L.L.C. ("BPZ Texas"), a limited liability corporation organized and existing under the laws of the State of Texas, and (b) forty five percent (45%) of the issued and outstanding equity interests in BPZ Exploracion & Produccion, S.R.L. ("BPZ E&P"), a *sociedad de responsabilidad limitada* organized and existing under the laws of Peru;

**WHEREAS**, BPZ Texas owns fifty five percent (55%) of the outstanding equity interests in BPZ E&P;

**WHEREAS,** BPZ International and BPZ Texas each own fifty percent (50%) of the outstanding equity interests in Empresa Electrica Nueva Esperanza, S.R.L. ("EENE"), a *sociedad de responsabilidad limitada* organized and existing under the laws of Peru;

**WHEREAS**, on March 9, 2015, Seller commenced a voluntary case (the "Chapter 11 Case") under chapter 11 of title 11 of the United States Code, 11 U.S.C. § 101 et seq. (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of Texas (the "Bankruptcy Court");

**WHEREAS**, subject to the terms and conditions set forth herein, the Parties desire that Buyer shall acquire from Seller all of the Interests, the sale of which shall be effected pursuant to Section 363 of the Bankruptcy Code;

**WHEREAS**, in connection with the Chapter 11 Case and subject to the terms and conditions contained herein, following entry of the Sale Order (as defined herein) finding the

Buyer as the winning bidder in an auction for the Interests, Seller shall sell, transfer and assign to the Buyer, and the Buyer shall purchase and acquire from Seller, pursuant to Section 363 of the Bankruptcy Code, the Interests, as more specifically provided herein and in the Sale Order; and

**WHEREAS**, prior to or concurrent with the Closing (as defined below) Seller shall cause BPZ International and BPZ Texas to cause EENE to sell or transfer the Turbine Assets (as defined below) to Seller or an Affiliate thereof or to a third party (all such sales or transfers being referred to herein as the "Turbine Sale") and dividend the proceeds, if any, of such transaction to Seller, with the proceeds of the Turbine Sale being referred to herein as the "Turbine Proceeds").

**NOW, THEREFORE**, in consideration of the premises and the mutual promises made in this Agreement, and in consideration of the representations, warranties, and covenants contained in this Agreement, the Parties agree as follows:

## ARTICLE 1
## DEFINITIONS

1.1 Definitions.

"Action" means any complaint, suit, injunction, proceeding, claim, arbitration, demand, assertion or other similar action.

"Affiliate" of a specified Person means any other Person which directly or indirectly, through one or more intermediates, controls, is controlled by or is under common control with the Person specified. As used in this definition, each of the terms "control," "controlled by" and "under common control with" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

"Agreement" means this Agreement, including the Schedules and exhibits attached hereto.

"Assets" means, with respect to any Person, all right, title and interest of such Person in and to assets and rights of any kind, whether tangible or intangible, real or personal, including land and properties (or interests therein, including rights of way, leaseholds and easements), buildings, equipment, machinery, improvements, fixtures, agreements, contracts, solar data, reports and studies (including those related to interconnection, environmental, cultural, resource and market matters), Governmental Approvals, intellectual property, inventory, books and records, proprietary rights, return and other rights under or pursuant to all warranties, representations and guarantees, cash, accounts receivable, deposits and prepaid expenses.

"Bankruptcy Code" has the meaning set forth in the recitals above.

"Bankruptcy Court" has the meaning set forth in the recitals above.

"Block Licenses" means, collectively, the License Contracts for Exploration and Production in respect of Peruvian offshore Blocks XIX, XXII and XXIII, in each case by and between BPZ E&P and Perupetro S.A.

"Block Z-1" means the approximately 740,000 acre area on the northwest coast of Peru identified in the Block Z-1 License Contract, subject to the relinquishment provisions of the Block Z-1 License Contract.

"Block Z-1 License Contract" means the agreement entitled License Contract for Exploration and Exploitation of Hydrocarbons, dated November 30, 2011, as amended and assigned (as the case may be) from time to time thereafter, between BPZ E&P and Perupetro S.A. for the exploration and exploitation of Block Z-1, entered into pursuant to Supreme Decree N° 042-2005EM which contains the amended and restated Law No. 26221 that approves the Hydrocarbons Organic Law (*Ley Orgánica de Hidrocarburos*).

"BPZ US" has the meaning set forth in the recitals above.

"BPZ International" has the meaning set forth in the recitals above.

"BPZ Texas" has the meaning set forth in the recitals above.

"BPZ E&P" has the meaning set forth in the recitals above.

"Business Day" means any day except a Saturday or a Sunday or a day when commercial banks are authorized or required by Law to be closed in the State of Texas.

"Buyer" has the meaning set forth in the introductory paragraph above.

"Buyer Consents" means the consents, filings, notices, authorizations, and/or approvals listed in Section 5.2(f) of the Buyer Disclosure Schedule.

"Buyer Disclosure Schedule" has the meaning set forth in Article 4 below.

"Closing" has the meaning set forth in Section 2.1 below.

"Closing Date" has the meaning set forth in Section 2.1 below.

"Contract" means any agreement, arrangement, lease, license, evidence of indebtedness, mortgage, indenture, security agreement or other contract, including any amendments thereto.

"Deposit Amount" has the meaning set forth in Section 2.3 below.

"EENE" has the meaning set forth in the recitals above.

"Effective Date" has the meaning set forth in Section 2.3 below.

"Encumbrance" means any mortgage, deed of trust, pledge, lien, encumbrance, charge, assessment, reservation, assignment, hypothecation, encroachment or other similar burden, restrictive covenant, condition or restriction, or other security interest or defect in title, whether arising by Contract or any Law, and whether or not filed, recorded or otherwise perfected or effective under any Law, or any preference, priority or preferential arrangement of any kind or nature whatsoever, including the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

"Environmental Laws" means Laws of Peru relating to environmental matters and/or the release of hazardous materials.

"Final Closing Date" means [DATE].

"Governmental Approvals" means any authorization, approval, consent, license, registration, lease, ruling, permit, tariff, certification, order, privilege, franchise, membership, entitlement, exemption, filing or registration by, with, or issued by, any Governmental Authority.

"Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government. license, authorization or other directive or requirement, whether now or hereinafter in effect, of any Governmental Authority.

"Group Companies" means, collectively, BPZ US, BPZ International, BPZ Texas, BPZ E&P and EENE, and each of them individually a "Group Company".

"Hydrocarbon Interests" means all rights, titles, interests and estates now or hereafter acquired by BPZ E&P in and to oil and gas leases and/or licenses, oil, gas and mineral leases and/or licenses, or other liquid or gaseous hydrocarbon leases and/or licenses, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.

"Hydrocarbons" means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

"Interests" means, collectively, (a) the 100% ownership interest of Seller in BPZ U.S., and (b) the ninety percent (90%) ownership interest of Seller in BPZ International, in each case as described in Schedule 3.5(a) of the Seller Disclosure Schedule.

"Joint Operating Agreement" means that certain Joint Operating Agreement, dated April 27, 2012, by and between BPZ E&P and Pacific Off Shore Peru S.R.L. (f/k/a BPZ Norte Oil S.R.L.) by which operations are conducted in the Block Z-1.

"Knowledge of Seller" or "Seller's Knowledge," when used with reference to any matter covered by a representation, warranty, covenant or other provision of this Agreement means, with respect to Seller, the actual knowledge, without inquiry, of the individuals listed on Exhibit A.

"Laws" means any constitution, statute, code, regulation, rule, law, act, treaty, ordinance, writ, regulation, license, permit, written directive, written requirement, injunction, Order, judgment, ruling, charge, or other restriction of any applicable Governmental Authority.

"Material Adverse Effect" means, with respect to BPZ E&P or the Interests, any change, event, fact, condition, effect or occurrence that is materially adverse to (i) the business, financial

condition, Assets, liabilities or results of operations of BPZ E&P, taken as a whole or (ii) the ability of Seller to perform its obligations under this Agreement; *provided*, that a "Material Adverse Effect" shall not include changes, events, effects or occurrences (individually or taken together) resulting from or arising out of (a) any change generally affecting the international or Peruvian national oil and gas sector (including changes in commodity prices or general market prices, and changes in general market, economic, financial, or political conditions); (b) any change in markets for commodities or supplies, including electric power, natural gas, emissions, fuel, coal or water; (c) any change in the financial, banking or securities markets or any change in the general international, national or regional economic conditions, including as a result of terrorist activity, acts of war or acts of public enemies; (d) the announcement or pendency of the transactions contemplated hereby or any actions to be taken pursuant to or in accordance with this Agreement or any other Transaction Document; (e) changes in any industry standards, Laws, Tax policy, other fiscal conditions, accounting standards or regulatory accounting requirements or changes in the interpretation thereof; (f) earthquakes, hurricanes, floods, acts of God or other natural disasters; (g) the failure or inability of any Group Company to meet any internal or public projections, forecasts or estimates of revenues or earnings or any change in the ability to further operate, develop or expand the Assets; (h) acts of war, sabotage or terrorism, military actions or the escalation thereof; (i) any action taken at the express written request of Buyer and/or its Affiliates; (j) natural declines in oil and gas well performance or (k) any event or circumstance caused by Buyer and/or its Affiliates, or their ability or inability, collectively or individually, to obtain financing (whether debt or equity) for purposes of satisfying their obligations under this Agreement.

"Oil and Gas Assets" means (a) Hydrocarbon Interests; (b) all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; (c) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the production, sale, transportation, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; (d) all tenements, hereditaments, appurtenances and properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests and (g) any and all property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or property (excluding drilling rigs, automotive equipment, rental equipment or other personal property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

"Order" means any injunction, judgment, order, decree, ruling, or charge of a Governmental Authority.

"Ordinary Course of Business" means the ordinary course of business consistent with the affected Party's past custom and practice (including with respect to quantity and frequency).

"Parties" means Seller and Buyer and "Party" means either of Seller or Buyer.

"Permitted Encumbrances" means any of the following: (i) the Encumbrances listed on Section 1.1(b) of the Seller Disclosure Schedule, (ii) Encumbrances for Taxes and assessments or other charges or levies of Governmental Authorities that are not yet delinquent or are being contested in good faith by appropriate proceedings, (iii) Encumbrances incurred in the Ordinary Course of Business (including inchoate Encumbrances of carriers, warehousemen, mechanics, materialmen, repairmen or inchoate Encumbrances in connection with workers' compensation, unemployment insurance or other social security, old age pension or public liability obligations), (iv) any rights obligations or duties reserved to or vested in any municipality or other Governmental Authority to regulate any asset in any manner including all applicable Laws or under any Environmental Laws, (v) with respect to the Interests, any restrictions on further transfer imposed by applicable Securities Laws, (vi) defects of title, easements, rights of way, and other similar charges or Encumbrances that do not materially interfere with the construction, operation, use, maintenance or ownership of the Oil and Gas Assets or that would ordinarily be accepted by a reasonably prudent purchaser engaged in the business of owning and operating Oil and Gas Assets, (vii) zoning, building and other generally applicable land use restrictions which are not violated by the current use of the Oil and Gas Assets, (viii) landlord's liens, operators', vendors', carriers', warehousemen's, repairmen's, mechanics', suppliers', workers', materialmen's, construction or other like Encumbrances arising by operation of law or otherwise in the Ordinary Course of Business or incident to the exploration, development, operation and maintenance of Oil and Gas Assets each of which is in respect of obligations that are not delinquent or which are being contested in good faith by appropriate action; (ix) contractual Encumbrances which arise in the Ordinary Course of Business under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases and/or licenses, farm-out and farm-in agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements which are usual and customary in the oil and gas business and are for claims which are not delinquent or which are being contested in good faith by appropriate action; (x) Encumbrances arising solely by virtue of any statutory or common law provision or any deposit account agreement or similar agreement relating to banker's liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided that no such deposit account is a dedicated cash collateral account and such deposit account is intended by any Group Company to provide collateral to the depository institution; and (xi) Encumbrances on cash or securities pledged to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases and/or licenses, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the Ordinary Course of Business.

"Person" means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a Governmental Authority.

"Perupetro Guarantee Approval" means the approval by Perupetro S.A. of the replacement of Seller as BPZ E&P's corporate guarantor under the Block Z-1 License by Buyer or a solvent parent company or Affiliate of Buyer.

"Prudent Oil & Gas Practices" means those practices, methods, standards, and acts (including those engaged in or approved by a significant portion of the oil and gas industry operating offshore Peru) that, at a particular time, in the exercise of good judgment, and in light of the facts known at the time the decision was made, would have been expected to accomplish the desired result in material compliance with all Laws and in a manner consistent with safety, economy, and expedition. Prudent Oil & Gas Practices are not necessarily defined as the optimal standard practice method or act to the exclusion of others, but rather refer to a range of action reasonable under the circumstances.

"Purchase Price" has the meaning set forth in Section 2.1 below

"Representative" of any Person, means any director, officer, consultant, employee, agent, advisor or other representative of such Person.

"Sale Order" means an order of the Bankruptcy Court, in form and substance satisfactory to the Seller, approving the transaction contemplated in this Agreement and authorizing, among other things, (a) the execution, delivery and performance by the Seller of this Agreement; (b) the sale of the Interests to the Purchaser on the terms set forth herein and free and clear of all Encumbrances (other than Permitted Encumbrances); and (c) the performance by the Seller of its obligations under this Agreement.

"Securities Act" means the Securities Act of 1933, as amended.

"Securities Law" has the meaning set forth in Section 4.8 below.

"Seller" has the meaning set forth in the introductory paragraph above.

"Seller Consents" means the consents, filings, notices, authorizations, and/or approvals listed in Section 5.1(f) of the Seller Disclosure Schedule.

"Seller Disclosure Schedule" has the meaning set forth in Article 3 below.

"Tax" or "Taxes" means any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority or taxing authority, including, without limitation: (i) taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; (ii) taxes or other charges in the nature of excise, withholding, ad valorem, stamp,

transfer, value added, or gains taxes; (iii) license, registration and documentation fees; and (iv) customs' duties, tariffs, and similar charges.

"Tax Returns" means all income, excise, sales unemployment, employer and employee withholding, social security, occupation, franchise, and other Tax returns or Tax reports required by federal, state or local Law or regulation.

"Transaction Documents" means this Agreement and any other documents, Contracts or instruments executed and delivered at Closing by a party hereto pursuant to Section 2.2 hereof.

"Turbine Assets" means, collectively, the three GE LM 6000 PD Sprint Units described in Section 3.5(b) of the Seller Disclosure Schedule, and associated personal property and contractual rights.

"Turbine Sale" has the meaning set forth in the recitals above.

"Turbine Proceeds" has the meaning set forth in the recitals above.

1.2 Rules of Interpretation. The singular includes the plural, and the plural includes the singular. A reference to any Law includes any amendment or modification thereto, all rules and regulations promulgated under such Law and all administrative and judicial authority exercisable thereunder. A reference to a Person includes its permitted successors and assigns. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provisions of this Agreement, and section, schedule and exhibit references are to this Agreement unless otherwise specified. The word "including" shall mean including without limitation. Any date specified for any action hereunder that is not a Business Day shall be deemed to mean the first Business Day after such date. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made an integral part hereof.

## ARTICLE 2
## PURCHASE AND SALE; CLOSING

2.1 Purchase and Sale; Closing. At the Closing, concurrently with the payment of the Purchase Price by Buyer to Seller, Seller shall sell, transfer, convey, assign and deliver to Buyer, and Buyer shall purchase and acquire from Seller, subject to the terms hereof, all of the Interests. The purchase price for the Interests shall be an amount equal to [__________] U.S. Dollars ($[________] (such amount, the "Purchase Price"). At the Closing, Buyer shall pay to Seller, in U.S. dollars and in immediately available funds via wire transfer to an account designated by Seller in writing, an amount equal to the Purchase Price less the Deposit Amount. The closing of the sale of the Interests pursuant to this Agreement (the "Closing") shall take place at the offices of Seller in Houston, Texas, commencing at 9:00 a.m. local time on the third (3rd) Business Day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than those conditions that by their nature are to be satisfied at the Closing but subject to satisfaction of such condition at Closing), or at such other date, time and location as Buyer and Seller may mutually agree (the "Closing Date").

2.2 Closing Deliveries.

(a) Seller's Closing Deliverables. At Closing, Seller will deliver, or cause to be delivered, to Buyer or its designees (i) counterparts executed by Seller to agreements assigning and conveying the Interests to Buyer in accordance with the terms of this Agreement, substantially in the form of Exhibits B-1 and B-2 hereto, and (ii) the documents specified in Sections 5.1(d), (e), and (h)-(k).

(b) Buyer's Closing Deliverables. At Closing, Buyer will deliver, or cause to be delivered, to Seller or its designees: (i) the amounts specified in Section 2.1; (ii) counterparts executed by Buyer to agreements assigning and conveying the Interests to Buyer in accordance with the terms of this Agreement, substantially in the form of Exhibits B-1 and B-2 hereto; and (iii) the documents specified in Sections 5.2(d), (e) and (g).

(c) Other Deliverables. In addition, Buyer and Seller shall execute and deliver any other documents required for closing under applicable Law, and any other customary closing documents reasonably requested by either Party to demonstrate satisfaction of the conditions and compliance with the covenants set forth in this Agreement.

2.3 Conditions to Effectiveness; Deposit Amount. Notwithstanding the execution of this Agreement, no Section of this Agreement other than this Section 2.3 or Article 10 shall become effective or binding upon the Parties until such date as: (i) Buyer has paid to Seller, in U.S. dollars and by wire transfer of immediately available funds, an amount equal to ten percent (10%) of the Purchase Price (such amount, the "Deposit Amount" and such date, the "Effective Date"). The Deposit Amount may be deposited in an interest-bearing account or accounts, and any interest earned thereon shall inure solely to the benefit of Seller.

2.4 Disposition of Deposit Amount.

(a) If the Closing shall occur, the Deposit Amount actually received by Seller as of the Closing Date shall be credited against the Purchase Price.

(b) If on the Final Closing Date: (i) all of the conditions precedent in Section 5.1 have been satisfied or waived, and (ii) Buyer is in breach of its obligations in Section 2.1 or of any of its other material representations, warranties and covenants hereunder: (A) Seller may in its sole discretion terminate this Agreement effective as of the Final Closing Date, and (B) Seller shall be entitled to indefeasibly retain the entirety of the then applicable Deposit Amount, which Deposit Amount shall constitute liquidated damages for Buyer's breaches hereunder.

(c) If: (i) this Agreement is terminated by either Party in accordance with Article 9 or (ii) Seller terminates this Agreement pursuant to Section 2.4(b) and the conditions in Sections 2.4(b)(i) and (ii) have not been satisfied or have not occurred, the Deposit Amount shall be returned by Seller to Buyer within three (3) Business Days of receipt by Seller of written wire transfer instructions specifying the accounts to which the Deposit Amount is to be returned, unless Seller disputes the validity of Buyer's termination.

(d) The Parties acknowledge and agree that the retention by Seller of the Deposit Amount pursuant to Section 2.4(b) above: (i) is intended as liquidated damages and is not a

penalty, (ii) is Seller's sole and exclusive monetary remedy for Buyer's breach, default and failure under Section 2.1, it being understood that this subclause shall not limit the exercise by Seller of its rights to terminate this Agreement or to pursue recovery of damages in the event that Seller disputes the validity of Buyer's termination of this Agreement, (iii) is in reasonable proportion to the probable Loss suffered by Seller, and (iv) the amount of Seller's actual Loss is incapable or difficult of precise estimation.

## ARTICLE 3
## REPRESENTATIONS AND WARRANTIES OF SELLER

Except as set forth in the disclosure schedule delivered by Seller to Buyer prior to the execution of this Agreement, including the documents attached to or delivered together with such disclosure schedule (the "Seller Disclosure Schedule"), Seller hereby represents and warrants to Buyer as follows as of the Effective Date (unless another date is expressly stated):

3.1 Organization, Qualification and Power. The Seller and each Group Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization (to the extent such concept exists under the law of its incorporation or organization), has all requisite power and authority, and has all material governmental licenses, authorizations, consents and approvals necessary, to own its Assets and to carry on its business as now conducted, and is qualified to do business in, and is in good standing (to the extent such concept exists under applicable Law in the relevant jurisdiction) in, every jurisdiction where such qualification is required, except where failure to have such power, authority, licenses, authorizations, consents, approvals and qualifications would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.2 Authorization. Except for such authorization as is required by the Bankruptcy Court pursuant to the Sale Order, Seller has the requisite corporate power and authority to execute and deliver this Agreement and/or the other Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, including to sell and transfer (pursuant to this Agreement) the Interests. The execution and delivery by Seller of this Agreement and the other Transaction Documents and the performance by Seller its obligations hereunder and thereunder, have been duly and validly authorized by the requisite corporate action on the part of Seller.

3.3 Enforceability. This Agreement has been duly and validly executed and delivered by Seller and constitutes, and upon the execution and delivery by Seller of the other Transaction Documents to which they are party, such Transaction Documents will constitute (in each case assuming the due and valid execution and delivery by each other party hereto and thereto), its valid and legally binding obligation, enforceable against it in accordance with its terms and conditions, subject, however, to the effects of bankruptcy, insolvency, reorganization, arrangement, moratorium or similar Laws affecting creditors' rights generally, to general principles of equity (regardless of whether such enforceability is considered in an Action in equity or at law).

3.4 Noncontravention. The execution and delivery by Seller of this Agreement does not, and the execution and delivery of each of the other Transaction Documents by Seller and the

performance of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby will not: (a) conflict with or result in a violation of any Law or Governmental Approval applicable to Seller, expect for such violations which would not be reasonably expected to have a Material Adverse Effect; (b) conflict with or result in a violation of any provision of the organizational documents of Seller; or (c) conflict with, result in a breach of, or constitute a default under, the Joint Operating Agreement, except for such violations, defaults, breaches, or other occurrences as to which requisite waivers or consents have been obtained or that would not have a Material Adverse Effect; or (d) result in the creation or imposition of any Encumbrance upon the Interests, or any of the Oil and Gas Assets, other than a Permitted Encumbrance.

3.5 Ownership. Seller owns all of the Interests free and clear of all Encumbrances other than Permitted Encumbrances. All of the Interests have been duly authorized and are validly issued and are fully paid and nonassessable. There are no certificates that evidence the Interests. Each Group Company owns, free and clear of all Encumbrances other than Permitted Encumbrances, the interests in the other Group Companies indicated in Section 3.5(a) of the Seller Disclosure Schedule, other than, after giving effect to the Turbine Sale, the Turbine Assets. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other Contracts, agreements, commitments, equities, Actions, or demands that require any Group Company to issue, sell, or otherwise cause to become outstanding any membership interests or any equity securities or other interests in any Group Company or that could require Seller to sell, transfer, or otherwise dispose of any such interest (other than this Agreement). Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any of the Interests. Upon the consummation of the transactions contemplated hereby, Buyer will acquire good and valid title to the Interests, free and clear of all Encumbrances, except Permitted Encumbrances.

3.6 Legal Compliance. Each Group Company has complied with all Laws applicable to it, except where non-compliance with such Laws has not and would not reasonably be expected to have a Material Adverse Effect on BPZE &P or the Oil and Gas Assets.

3.7 Litigation. Except as set forth in Section 3.7 of the Seller Disclosure Schedule, as of the date hereof, there are no pending or, to the Knowledge of Seller, threatened Actions against Seller or any Group Company which would reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the other Transaction Documents, or otherwise having a Material Adverse Effect.

3.8 Governmental Approvals. Other than (a) entry of the Sale Order and (b) the Perupetro Guarantee Approval and subsequent ratification thereof by the Peruvian government by issuance of a Supreme Decree, no Governmental Approval will be required to be obtained by Seller in connection with the transactions contemplated by this Agreement.[1]

[1] **Note to Buyer: The Perupetro approval will be a closing condition, and Seller's expectation is that Buyer will bear the risk that a Supreme Decree is delayed or not obtained.**

3.9 Brokers' Fees. Seller does not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement, other than with respect to any fees or commissions which shall be due and payable at Closing and which shall be paid by Seller at the Closing from the Purchase Price proceeds.

3.10 Bank Accounts, Powers of Attorney. Except as set forth on Section 3.10 of the Seller Disclosure Schedule, (a) there are no bank accounts, safe deposit boxes, or related powers of attorney for any Group Company, and (b) Seller has no outstanding powers of attorney for banking or other purposes related to a Group Company.

3.11 Maintenance of Separateness. Seller has not failed to satisfy in all material respects customary corporate or entity formalities with respect to any Group Company, including, without limitation: (i) the holding of regular member and manager meetings, if required and (ii) the maintenance of separate records.

3.12 Oil and Gas Matters.

(a) To Seller's Knowledge, each relevant Group Company is in compliance with all Governmental Approvals applicable to its Oil and Gas Assets and all material agreements applicable to their operation (other than the Joint Operating Agreement) and each such Person possesses all Governmental Approvals reasonably necessary for the ownership of its interest in, and conduct of its business except, where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(b) Except for such acts or failures to act as would not be reasonably expected to have a Material Adverse Effect, to Seller's Knowledge, BPZ E&P's Oil and Gas Assets have been maintained, operated and developed in accordance with Prudent Oil & Gas Practices and with all Governmental Approvals.

(c) The Block Z-1 License Contract and the other Block Licenses owned by BPZ E&P are valid and subsisting and in full force and effect, and there exists no unremedied default by BPZ E&P thereunder.

(d) The Joint Operating Agreement is valid and subsisting and in full force and effect, and, except as set forth in Section 3.12(d) of the Seller Disclosure Schedule, there exists no unremedied default BPZ E&P thereunder.

3.13 Disclaimer of Other Representations and Warranties.

(a) EXCEPT FOR THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE III, THE TRANSACTION DOCUMENTS AND EACH OF THE CERTIFICATES EXECUTED AND DELIVERED BY SELLER ON THE CLOSING DATE, SELLER MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, AND WHETHER BY COMMON LAW, STATUTE, OR OTHERWISE AS TO THE INTERESTS, THE GROUP COMPANIES OR THEIR ASSETS, OR THE PROSPECTS (FINANCIAL OR OTHERWISE), RISKS AND OTHER INCIDENTS OF THE GROUP COMPANIES OR THEIR ASSETS, INCLUDING,

WITHOUT LIMITATION, THE ABILITY OF ANY PERSON TO EXTRACT OR PRODUCE HYDROCARBONS.

(b) EXCEPT FOR THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE III, THE TRANSACTION DOCUMENTS, AND EACH OF THE CERTIFICATES EXECUTED AND DELIVERED BY SELLER AT THE CLOSING, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES OF MERCHANTABILITY, USAGE OR SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO THEIR ASSETS, OR ANY PART THEREOF, OR AS TO THE WORKMANSHIP THEREOF, OR THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT, OR COMPLIANCE OF SUCH PROPERTIES OR ASSETS WITH ANY LAWS, INCLUDING ENVIRONMENTAL LAWS, OR AS TO THE CONDITION OF THE GROUP COMPANIES ASSETS, OR ANY PART THEREOF, OR AS TO THE ABSENCE OF HAZARDOUS SUBSTANCES OR LIABILITY OR POTENTIAL LIABILITY UNDER ENVIRONMENTAL LAWS WITH RESPECT TO THE GROUP COMPANIES ASSETS AND ANY SUCH REPRESENTATIONS AND WARRANTIES ARE EXPRESSLY DISCLAIMED.

(c) EXCEPT FOR THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE III, THE TRANSACTION DOCUMENTS, AND EACH OF THE CERTIFICATES EXECUTED AND DELIVERED BY SELLER AT THE CLOSING, THE GROUP COMPANIES ASSETS AND THE INTERESTS ARE SOLD "AS IS, WHERE IS" ON THE CLOSING DATE, AND IN THEIR CONDITION ON THE CLOSING DATE "WITH ALL FAULTS."

(d) EXCEPT FOR THOSE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE III, THE TRANSACTION DOCUMENTS AND EACH OF THE CERTIFICATES EXECUTED AND DELIVERED BY SELLER ON THE CLOSING DATE, NO MATERIALS OR INFORMATION PROVIDED BY, FURNISHED OR COMMUNICATIONS BY SELLER OR ITS REPRESENTATIVES (ORALLY OR IN WRITING), INCLUDING, WITHOUT LIMITATION, ANY INFORMATION, MATERIAL, PROJECTION OR ADVICE CONTAINED IN THE DUE DILIGENCE MATERIALS OR PROVIDED TO BUYER BY ANY MEMBER, DIRECTOR, OFFICER, EMPLOYEE, AGENT, CONSULTANT OR REPRESENTATIVE OF SELLER OR ANY AFFILIATES THEREOF WILL CAUSE OR CREATE ANY WARRANTY, EXPRESS OR IMPLIED, AS TO THE INTERESTS, ANY GROUP COMPANY OR THEIR ASSETS.

## ARTICLE 4
## REPRESENTATIONS AND WARRANTIES OF BUYER

Except as set forth in the disclosure schedule delivered by Buyer to Seller prior to the execution of this Agreement, including the documents attached to or delivered together with such disclosure schedule (the "Buyer Disclosure Schedule"), Buyer hereby represents and warrants to Seller as follows as of the Effective Date:

4.1 Organization. Buyer: (i) is a [ENTITY TYPE] duly organized and validly existing under the Laws of [JURISDICTION], (ii) is duly authorized to conduct business and is

in good standing under the Laws of each jurisdiction where such qualification is required except where the failure to be so duly qualified or licensed would not reasonably be expected to have a Material Adverse Effect and (iii) has the requisite corporate power and authority to conduct its business as it is now conducted and to own its properties and Assets.

4.2 Authorization. Buyer has the requisite corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, including to purchase (pursuant to this Agreement) the Interests. The execution and delivery by Buyer of this Agreement and the other Transaction Documents and the performance by Buyer of its obligations hereunder and thereunder, have been duly and validly authorized by the requisite corporate action on the part of Buyer.

4.3 Enforceability. This Agreement has been duly and validly executed and delivered by Buyer and constitutes, and upon the execution and delivery by Buyer of the other Transaction Documents, such Transaction Documents will constitute (in each case assuming the due and valid execution and delivery by each other party hereto and thereto), its valid and legally binding obligation, enforceable against it in accordance with its terms and conditions, subject, however, to the effects of bankruptcy, insolvency, reorganization, arrangement, moratorium or similar Laws affecting creditors' rights generally, to general principles of equity (regardless of whether such enforceability is considered in an Action in equity or at law).

4.4 Noncontravention. The execution and delivery by Buyer of this Agreement does not, and the execution and delivery of each of the other Transaction Documents by Buyer and performance by Buyer of its obligations under this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby will not: (i) conflict with or result in a violation of any Law applicable to Buyer; (ii) conflict with or result in a violation of any provision of the organizational documents of Buyer; or (iii) conflict with, result in a breach of, constitute a default under, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Buyer, as applicable, is a party or by which it is bound or to which any of its Assets is subject,. No consent, filing, notice, authorization, or approval of any Governmental Authority or other Person on the part of Buyer is required in connection with the execution, delivery and performance of this Agreement or any of the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby,

4.5 Legal Proceedings. There are no Actions pending or, to Buyer's Knowledge, threatened against Buyer or any of its Assets and properties which would reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the other Transaction Documents.

4.6 Bankruptcy. There is no bankruptcy, reorganization, or insolvency Action pending against, being contemplated by or threatened against Buyer.

4.7 Investment Company; Exon-Florio. Buyer is not an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940. Buyer is not deemed a "foreign person" for purposes of Section 721 of

the Defense Production Act of 1950, as amended, or any executive orders, rules or regulations relating thereto.

4.8 Accredited Investor; Investment. Buyer is an "accredited investor" within the meaning of Regulation D under the Securities Act, and the rules and regulations promulgated thereunder. Buyer acknowledges that none of the Interests has been, or are contemplated to be, registered under any federal, state or local or international securities Laws (collectively, "Securities Laws"), and may not be resold unless permitted under applicable exemptions contained in the Securities Laws or upon satisfaction of the registration or qualification requirements of the Securities Laws. Buyer acknowledges and agrees that it must bear the economic risk of its investments under this Agreement for an indefinite period of time since such investments have not been registered or qualified under the Securities Laws, and, therefore, cannot be sold unless it is subsequently registered or exemptions from registration or qualification are available. Buyer is not acquiring such investments with a view to, or for sale in connection with, any distribution thereof within the meaning of the Securities Act. Buyer, together with its members, managers, directors and executive officers and advisors, is familiar with investments of the nature of the investments contemplated under this Agreement, understands that these investments involve substantial risks and has substantial knowledge and experience in financial and business matters, including, without limitation, energy power (including wind energy) production projects, such that it is capable of evaluating, and has evaluated, the merits and risks inherent in entering into the transactions contemplated under this Agreement and the other Transaction Documents, and is able to bear the economic risks of such investment.

4.9 Brokers' Fees. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Buyer directly with Seller without the intervention of any Person on behalf of Buyer in such manner as to give rise to any valid Action by any Person against Sellers or any of their Affiliates for a finder's fee, brokerage commission or similar payment.

4.10 Funding. Buyer has, and at the Closing will have, liquid capital, available lines of credit or other committed sources of funds to enable it to pay the Purchase Price on the Closing Date and any other amounts payable pursuant to this Agreement and to perform all of its other obligations under this Agreement and the other Transaction Documents. Such funds were not obtained in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, or any other similar foreign or domestic anti-corruption, anti-bribery or anti-money laundering Laws.

4.11 Due Diligence Investigation and Other Acknowledgements. Buyer acknowledges and agrees that it has fully and independently conducted its due diligence and, in consummating the transactions contemplated by this Agreement and the other Transaction Documents, is relying exclusively upon: (i) the representations and warranties of Seller contained in Article 3 of this Agreement, in the Transaction Documents and the certificates, Schedules and other documents executed and delivered by Seller under this Agreement and the other Transaction Documents, and (ii) its own independent due diligence, including its inspections and investigations, of the Group Companies and the Oil and Gas Assets, Liabilities, results of operations, condition (financial or otherwise) and prospects of the Group Companies and the Oil

and Gas Assets. Buyer acknowledges and agrees that it has reviewed and accepted the disclaimers set forth in Section 3.13 of this Agreement. Seller has made available for Buyer's review all material information requested by Buyer in connection with the transactions contemplated by this Agreement.

4.12 Turbine Proceeds. Buyer acknowledges and agrees that it shall not under any circumstance have any right of any kind whatsoever to the Turbine Assets or Turbine Proceeds and that this Agreement does not convey any such right.

## ARTICLE 5
## CONDITIONS TO OBLIGATIONS TO CLOSE

5.1 Conditions to Obligation of Buyer. The obligations of Buyer hereunder to purchase the Interests and consummate the transactions to be performed by it in connection with the Closing are subject to the satisfaction, at or before the Closing, of the following conditions (all or any of which may be waived in whole or in part by Buyer in its sole discretion);

(a) Representations and Warranties. The representations and warranties of Seller set forth in Article 3 above shall be true and correct on and as of the Closing Date as though made on and as of the Closing Date (without regard to any express qualifier therein as to materiality or Material Adverse Effect) except to the extent such representations and warranties were made as of a specified date (in which case they shall be true and correct as of such earlier date) and except for such breaches that, in the aggregate, would not reasonably be expected to have a Material Adverse Effect;

(b) Performance of Covenants. Seller shall have, in all material respects, performed and complied with all of the covenants and obligations required by this Agreement to be so performed or complied with by Seller at or before the Closing;

(c) No Injunction. There shall not be (i) any Order or Law in effect or any Action pending or threatened against any Party preventing, or which seeks to prevent, the consummation of any of the transactions contemplated by this Agreement or (ii) any Order or Law deemed applicable to such transactions, by any Governmental Authority of competent jurisdiction over the Parties, which would render the purchase and sale contemplated hereby to be illegal;

(d) Delivery of Certificate. Seller shall have delivered to Buyer a certificate substantially in the form attached hereto as Exhibit 5.1(d), with appropriate insertions, dated as of the Closing Date and duly executed by an officer of Seller, which certifies to the effect that each of the conditions specified above in Sections 5.1(a) through 5.1(c) (inclusive) is satisfied in all respects;

(e) Certificate of Incumbency. Seller shall have delivered to Buyer a certificate substantially in the form attached hereto as Exhibit 5.1(e), with appropriate insertions, dated as of the Closing Date, as to the officers, members or managers, as applicable, and other personnel of Seller executing this Agreement and any certificate, instrument or other Transaction Document to be delivered by Seller at the Closing;

(f) Consents and Approvals. All Buyer Consents and Seller Consents, including, in each case, the Perupetro Guarantee Approval, shall have been duly obtained, made or given (other than any approval from any Governmental Authority customarily obtained at Closing) and shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental Authority necessary for the consummation of the transactions contemplated by this Agreement and the other Transaction Documents shall have occurred;

(g) Closing Deliverables. Seller shall have delivered, or caused to be delivered, to Buyer the documents and other things specified in Section 2.2(a) above;

(h) Qualifications to Do Business. To the extent customarily provided by a relevant jurisdiction, Buyer shall have received certificates issued by the Secretary of State of each jurisdiction (other than the jurisdiction of its formation) where Seller's business or operations require that Seller be qualified to conduct business, dated no earlier than ten (10) days prior to the Closing Date, certifying that Seller is qualified to conduct business in each such jurisdiction;

(i) Authorizing Resolutions. Seller shall have delivered to Buyer a certificate substantially in the form attached hereto as Exhibit 5.1(i), with appropriate insertions, dated as of the Closing Date, certifying: (i) that attached thereto are true, accurate and complete resolutions or extracts of board minutes of Seller duly authorizing the execution, delivery and performance by them of any agreement, document or certificate to delivered by Seller on the Closing Date, and (ii) that such resolutions are in full force and effect as of the Closing Date;

(j) Resignations. Buyer shall have received written instruments of resignation from each of the officers and directors of each Group Company, effective as of the Closing;

(k) Entry of Sale Order. The Sale Order shall have been entered by the Bankruptcy Court and such order shall not have been stayed, reversed, modified or amended in any respect without the prior written consent of the Buyer and the Seller;

(l) Consummation of the Turbine Sale. The Turbine Sale shall have been consummated; and

(m) For the avoidance of doubt, notwithstanding the foregoing, from and after the Closing, all conditions set forth in this Section 5.1 shall have been deemed satisfied or waived.

5.2 Conditions to Obligation of Seller. The obligations of Seller hereunder to sell the Interests and consummate the transactions to be performed by it in connection with the Closing are subject to the satisfaction, at or before the Closing, of the following conditions (all or any of which may be waived in whole or in part by Seller in its sole discretion):

(a) Representations and Warranties. The representations and warranties of Buyer set forth in Article 4 above shall be true and correct on and as of the Closing Date as though made on and as of the Closing Date (without regard to any express qualifier therein as to materiality or Material Adverse Effect) except to the extent such representations and warranties were made as of a specified date (in which case they shall be true and correct as of such earlier date) and except for such breaches that, in the aggregate, would not reasonably be expected to have a Material Adverse Effect;

(b) Performance of Covenants. Buyer shall have performed and complied with all of the covenants and obligations required by this Agreement to be so performed or complied with by Buyer at or before the Closing;

(c) No Injunction. There shall not be (i) any Order or Law in effect or any Action pending or threatened against any Party preventing, or which seeks to prevent, the consummation of any of the transactions contemplated by this Agreement or (ii) any Order or Law deemed applicable to such transactions, by any Governmental Authority of competent jurisdiction over the Parties, which would render the purchase and sale contemplated hereby to be illegal;

(d) Delivery of Certificate. Buyer shall have delivered to Seller a certificate substantially in the form attached hereto as Exhibit 5.2(d), with appropriate insertions, dated as of the Closing Date and duly executed by an officer of Buyer to the effect that each of the conditions specified above in Sections 5.2(a) through 5.2(c) (inclusive) is satisfied in all respects;

(e) Certificate of Incumbency. Buyer shall have delivered to Seller a certificate of incumbency, reasonably satisfactory in form and substance to Seller, dated as of the Closing Date, as to the officers and other personnel of Buyer executing this Agreement and any certificate, instrument or other Transaction Document to be delivered by Buyer at the Closing;

(f) Consents and Approvals. All Buyer Consents and Seller Consents, including, in each case, the Perupetro Guarantee Approval, shall have been duly obtained, made or given (other than any approval from any Governmental Authority customarily obtained at Closing) and shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental Authority necessary for the consummation of the transactions contemplated by this Agreement and the other Transaction Documents shall have occurred;

(g) Authorizing Resolutions. Buyer shall have delivered to Seller a certificate substantially in the form attached hereto as Exhibit 5.2(g), with appropriate insertions, dated as of the Closing Date and duly executed by an officer of Buyer, , certifying (i) that attached thereto are true, accurate and complete resolutions or extract of board minutes of Buyer duly authorizing the execution, delivery and performance by it of any agreement, document or certificate to delivered by Buyer on the Closing Date, and (ii) that such resolutions are in full force and effect as of the Closing Date;

(h) Closing Deliverables. Buyer shall have delivered, or caused to be delivered, to Seller the documents and other things specified in Section 2.2(b) above;

(i) Consummation of the Turbine Sale. The Turbine Sale shall have been consummated.

(j) For the avoidance of doubt, notwithstanding the foregoing, from and after the Closing, all conditions set forth in this Section 5.2 shall have been deemed satisfied or waived.

## ARTICLE 6
## EXPIRATION OF REPRESENTATIONS AND WARRANTIES; NO RECOURSE

6.1 Expiration of Representations and Warranties. The representations and warranties of the Parties contained in Articles 3 and 4 of this Agreement shall expire at Closing.

6.2 No Recourse. From and after the Closing, none of Buyer, and Group Company, or any of their Affiliates, lenders or creditors shall have any recourse of any kind whatsoever against Seller or any of its Affiliates or their respective lenders or creditors for losses, liabilities or claims relating to the Interests, any Assets or Oil and Gas Assets, any Group Company or this Agreement or any other Transaction Document including the transactions contemplated thereby (including Seller's breach of any representations, warranties, covenants, or other provisions of this Agreement or any other Transaction Document).

**ARTICLE 7**
**CERTAIN COVENANTS**

7.1 Efforts to Close. The Parties shall take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy their respective conditions to the obligations contained in this Agreement. Without limiting the foregoing, each of the Parties shall (i) use commercially reasonable efforts to take all actions and to do all things necessary, proper, or advisable, and proceed diligently and in good faith, as promptly as practicable, to obtain all consents (including the Seller Consents and the Buyer Consents), approvals or actions of, to make all filings with, and to give all notices to, Governmental Authorities, (ii) provide such other information and communications to such Governmental Authorities or other Persons as such Governmental Authorities or other Persons may reasonably request in connection therewith, and (iii) provide reasonable cooperation to each other in obtaining all consents, approvals or actions of, making all filings with and giving all notices to Governmental Authorities or other Persons, in each case, as required of each of them, respectively, to consummate and make effective the transactions contemplated by this Agreement and the other Transaction Documents as promptly as practicable. Prior to making any filings with a Governmental Authority pursuant to this Section 7.1, each Party agrees to provide the other Party with a reasonable opportunity to review and provide prior comment upon any written notices, filings or other submissions which such Party plans to deliver or submit to any Governmental Authority. Each Party shall provide prompt notification to the other Party when any consent, approval, action, filing or notice referred to in clause (i) of this Section 7.1 is obtained, taken, made or given, as applicable, and shall promptly provide the other Party with copies of any communications sent or delivered to, or received from, any Governmental Authority or other Person(s) regarding any of the transactions contemplated by the Transaction Documents.

7.2 Notice of Developments. From the Effective Date until the Closing Date, Seller shall provide Buyer with notice of any event or circumstance related to the transactions contemplated by this Agreement having a Material Adverse Effect promptly upon having "Seller's Knowledge" of such event or circumstance.

7.3 Securities Law Covenant. Buyer will not transfer or otherwise dispose of any of the Interests, or any interest in the Interests, in such manner as to cause Seller or its Affiliates to be in violation of the registration requirements of the Securities Act, or applicable federal or state securities or blue sky Laws.

7.4 Announcements. On the Effective Date, Buyer and Seller shall cooperate to issue a press release or public announcement mutually satisfactory to each of them. Thereafter, no press release or other public announcement, or public statement or comment in response to any inquiry, relating to the transactions contemplated by this Agreement and the other Transaction Documents shall be issued or made by Buyer or Seller (or their respective Affiliates) without the joint approval of Buyer and Seller. A press release or other public announcement, regulatory filing, statement or comment made without such joint approval shall not be in violation of this Section 7.4 if it is made in order for the disclosing Party or any of its Affiliates to comply with applicable Laws or stock exchange rules and in the reasonable judgment of the Party making such release or announcement, based upon advice of counsel, prior review and joint approval, despite reasonable efforts to obtain the same, would prevent dissemination of such release or announcement in a sufficiently timely fashion to comply with such Laws or rules. In all instances prior notice from one Party to the other shall be given with respect to any such release, announcement, statement or comment. The filings referenced in Section 7.1 shall not constitute any breach of this Section 7.4. Nothing is this Section 7.4 is meant to limit or require Buyer to obtain the consent of Seller with respect to announcements made about the Interests or the Group Companies (and not implicating Seller or the transaction contemplated by this Agreement, the Purchase Price hereunder or the terms hereof or of any other Transaction Document) after the Closing Date.

## ARTICLE 8
## TAX MATTERS

After Closing, Buyer will prepare or cause to be prepared and file or cause to be filed all Tax Returns for each Group Company which are required to be filed after the Closing Date, irrespective of whether the tax period related thereto ended prior to the Closing Date. Buyer will pay all Taxes with respect to any Group Company due after the Closing Date, irrespective of whether such Taxes are related to periods before or after the Closing Date . Seller shall have no liability of any kind whatsoever for any Taxes of any Group Company due after the Closing Date, it being understood that Buyer shall be responsible for all such amounts and Buyer shall be entitled to any refund or rebate of Taxes received or earned after the Closing Date.

## ARTICLE 9
## TERMINATION

9.1 Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned at any time prior to Closing:

(a) by mutual written consent of the Parties hereto;

(b) by either Seller or Buyer, in the event of the issuance of a final, non-appealable Order or Law restraining, enjoining, or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the other Transaction Documents; *provided however*, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any Party if such Party is then in material breach of its representations, warranties or covenants hereunder;

(c) on the Final Closing Date, by either Buyer or Seller upon written notice to the other in the event of a material breach of any representation, warranty or covenant contained in this Agreement on the part of the other Party (other than as described in subclause (e) below), which breach (x) would result in, if occurring or continuing on the Closing Date, the failure of any condition to the terminating Party's obligations set forth in Article 5 to be satisfied, and (y) has not been cured within forty-five (45) days after the giving of written notice to the breaching Party of such breach; *provided, however*, that the right to terminate this Agreement under this Section 9.1(c) shall not be available to any Party if such Party is then in material breach of any of its representations, warranties or covenants hereunder, or whose failure to take any action required to fulfill any of such Party's obligations under this Agreement has caused or resulted in the failure of the Closing to occur prior to the Final Closing Date;

(d) by either Buyer or Seller if no Closing has occurred on or before the Final Closing Date; *provided, however*, that the right to terminate this Agreement under this Section 9.1(d) shall not be available to any Party that is then in material breach of any of its representations, warranties or covenants under this Agreement, or whose failure to take any action required to fulfill any of such Party's obligations under this Agreement has caused or resulted in the failure of the Closing to occur prior to the Final Closing Date; or

(e) by Seller if Buyer has not paid the Deposit Amount in accordance with Section 2.3 by the third Business Day following the date of this Agreement.

9.2 Effect of Termination. In the event of termination of this Agreement pursuant to Section 9.1, written notice thereof shall promptly be given by the terminating Party to the other Party, this Agreement shall become null and void upon the effectiveness of such notice and there shall be no liability or obligation on the part of Seller or Buyer, or any of their respective Representatives or Affiliates, as the case may be, except with respect to Section 2.3, Section 2.4, this Section 9.2 and Article 10, which shall continue to apply following any such termination; *provided, however*, that no termination of this Agreement shall relieve any Party of liability for breach of this Agreement occurring prior to termination.

## ARTICLE 10
## MISCELLANEOUS

10.1 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

10.2 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other Party.

10.3 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The delivery of an executed counterpart of this Agreement by facsimile

transmission or other electronic means shall be deemed to be effective as manual delivery thereof.

10.4 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

10.5 Notices. All notices, requests, demands, Actions, and other communications hereunder will be in writing. Any notice, request, demand, or other communication hereunder shall be deemed duly given two Business Days after it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to Seller:

BPZ Resources, Inc.
580 Westlake Park Blvd #525
Houston, TX 77079-2628
Attn: General Counsel
Phone: 281-556-6200
Facsimile: 281-556-6377

with a copy, which shall not constitute notice, to:

Stroock & Stroock & Lavan LLP
2029 Century Park East, Suite 1600
Los Angeles, CA 90067
Attn: Frank Merola, Esq.
Phone: 310-556-5800
Facsimile:

If to Buyer:

[BUYER ENTITY]
[ADDRESS]
Attn:
Phone:
Facsimile:

Any Party may send any notice, request, demand, Action, or other communication hereunder to the intended recipient at the addresses set forth above using any other means (including personal delivery, expedited courier, messenger service, facsimile, or ordinary mail), but no such notice, request, demand, Action, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, Actions, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

10.6 Governing Law; Forum; Submission to Jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with the Laws of the State of Texas without regard to the conflicts of laws provisions thereof. The Bankruptcy Court shall have

jurisdiction over any and all disputes between or among the parties, whether in law or equity, all Actions arising out of or relating to this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby; provided, however, if the Bankruptcy Court is unwilling or unable to hear any such dispute, each Party hereby submits to the nonexclusive jurisdiction of the United States District Court and the courts of the State of Texas, in either case sitting in the city of Houston, Texas. Each Party irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

10.7 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

10.8 Expenses; Attorney's Fees; No Consequential Damages. As between Buyer, on the one hand, and Seller, on the other hand, each Party shall (except as otherwise expressly provided in this Agreement) be responsible for its own costs and expenses, including any legal fees, incurred in connection with this Agreement and the transactions contemplated hereby. In no event shall either Party be liable hereunder for any special, punitive, exemplary, incidental or consequential damages or damages calculated by reference to any multiple of earnings or earnings before interest, tax, depreciation or amortization (or any other valuation methodology), or diminution in value, whether based on contract, tort, strict liability, other Law or otherwise and whether or not arising from the other Party's sole, joint or concurrent negligence, strict liability or other fault for any matter relating to this Agreement and the transactions contemplated hereby.

10.9 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and duly executed by Buyer and Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

10.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

10.11 Enforcement of the Agreement. In the event of any default under this Agreement, or breach of any of the terms, conditions and provisions of this Agreement, the Party who is thereby aggrieved will have the right of specific performance and injunctive relief giving effect to its rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies will be cumulative. The Parties agree that any such default or breach would cause irreparable injury, that the remedies at law for any such default or

breach including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived.

10.12 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

10.13 Entire Agreement. This Agreement and the other Transaction Documents supersede all prior discussions and agreements between the Parties with respect to the subject matter hereof and thereof, and any prior confidentiality agreements executed by the Parties in respect of the transactions contemplated by this Agreement, and contain the sole and entire agreement between the Parties hereto with respect to the subject matter hereof and thereof, and there are no agreements, understandings, representations or warranties between the Parties other than those set forth herein or therein.

***[Signature Pages Follow]***

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

**BUYER**:

**[BUYER ENTITY]**

By: ___________________________________

Name:
Title:

**SELLER**:

**BPZ RESOURCES, INC.**

By: ____________________________________

Name:
Title: